                                                                     EXHIBIT 4.6

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                           SERIES 1996-1 SUPPLEMENT
                      TO POOLING AND SERVICING AGREEMENT



                           dated as of May 29, 1996



                                     among



                         NOTEPAD FUNDING CORPORATION,
                                as Transferor,



                AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.,
                                 as Servicer,



                                      and



                   MANUFACTURERS AND TRADERS TRUST COMPANY,
                                  as Trustee



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

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I  DEFINITIONS; INCORPORATION OF TERMS ...........................   1
     SECTION 1.1   Definitions ...........................................   1
     SECTION 1.2   Incorporation of Terms ................................  25

ARTICLE II  DESIGNATION ..................................................  25
     SECTION 2.1   Designation ...........................................  25
     SECTION 2.2   Group .................................................  25
     SECTION 2.3   Investor Ownership Percentage .........................  26

ARTICLE III  CONDITIONS TO ISSUANCE; USE OF PROCEEDS .....................  26
     SECTION 3.1   Conditions to Issuance ................................  26
     SECTION 3.2   Use of Proceeds .......................................  26

ARTICLE IV  PAYMENTS AND ALLOCATIONS .....................................  26
     SECTION 4.1   Interest; Additional Amounts ..........................  26
     SECTION 4.2   Daily Calculations and Group Allocations ..............  28
     SECTION 4.3   Allocations of Daily Group Collections (Other Than in
                     a Group Amortization Period) ........................  28
     SECTION 4.4   Allocations of Daily Group Collections During a Group
                     Amortization Period .................................  30
     SECTION 4.5   Withdrawals from the Equalization Account and
                     Principal Funding Account ...........................  32
     SECTION 4.6   Available Subordinated Amount .........................  32
     SECTION 4.7   Write-Offs and Recoveries .............................  33
     SECTION 4.8   Certain Dilution in a Group Amortization Period .......  34
     SECTION 4.9   Optional Early Pay Out ................................  34
     SECTION 4.10  Calculation of Dilution ...............................  36

ARTICLE V  DISTRIBUTIONS AND REPORTS .....................................  36
     SECTION 5.1   Distributions .........................................  36
     SECTION 5.2   Special Distributions on the Refinancing Date .........  38
     SECTION 5.3   Payments in Respect of Transferor Certificate .........  38
     SECTION 5.4   Daily Reports and Monthly Reports .....................  38
     SECTION 5.5   Annual Tax Information ................................  39
     SECTION 5.6   Periodic Perfection Certificate .......................  39

                                                                           Page
                                                                           ----

ARTICLE VI  EARLY AMORTIZATION EVENTS ....................................  39
     SECTION 6.1   Early Amortization Events .............................  40
     SECTION 6.2   Early Amortization Period .............................  42

ARTICLE VII  OPTIONAL REDEMPTION; TERMINATION; INDEMNITIES ...............  42
     SECTION 7.1   Optional Redemption of Investor Interests .............  42
     SECTION 7.2   Termination ...........................................  43
     SECTION 7.3   Indemnification by Transferor .........................  43
     SECTION 7.4   Indemnification by Servicer ...........................  45

ARTICLE VIII  MISCELLANEOUS ..............................................  45
     SECTION 8.1   Governing Law .........................................  45
     SECTION 8.2   Counterparts ..........................................  45
     SECTION 8.3   Severability of Provisions ............................  45
     SECTION 8.4   Amendment, Waiver, Etc. ...............................  45
     SECTION 8.5   Trustee ...............................................  46
     SECTION 8.6   Instructions in Writing ...............................  46
     SECTION 8.7   No Recourse ...........................................  46


                                    EXHIBITS

EXHIBIT A      Part 1.  Form of Class A Certificate
               Part 2.  Form of Class B Certificate

EXHIBIT B      Form of Daily Report
               Part 1.  For Use Prior to Group Amortization Period
               Part 2.  For Use in Group Amortization Period

EXHIBIT C      Form of Monthly Report
               Part 1.  For Use Prior to Group Amortization Period
               Part 2.  For Use in Group Amortization Period

     This SERIES 1996-1 SUPPLEMENT, dated as of May 29, 1996 (this "Supplement"), is made among NOTEPAD FUNDING CORPORATION, a Delaware corporation, as Transferor, AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC., a Delaware corporation ("APP"), as Servicer, and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee.

     Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of May 29, 1996 (as it may be amended, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Pooling Agreement"), among Transferor, Servicer and Trustee, Transferor may from time to time direct Trustee to issue and authenticate, on behalf of the Trust, one or more Series of Certificates representing undivided interests in the Transferred Assets. Certain terms applicable to a Series are to be set forth in a Supplement. This Supplement is a "Supplement" as that term is defined in the Pooling Agreement.

     Pursuant to this Supplement, Transferor and Trustee shall create a Series of Certificates and specify certain of their terms.

 ARTICLE I  DEFINITIONS; INCORPORATION OF TERMS

     SECTION 1.1 Definitions. (a) Capitalized terms used and not otherwise defined herein are used as defined in Appendix A to the Pooling Agreement. This Supplement shall be interpreted in accordance with the conventions set forth in Part B of that Appendix A.

     (b) Each reference in this Supplement to funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account (or similar phrase) refers only to funds in the administrative sub-accounts of those Accounts that are allocated to Series in Group I. Unless the context otherwise requires, in this Supplement: (i) each reference to a "Daily Report" or "Monthly Report" refers to a Daily Report or Monthly Report for Group I; (ii) each reference to the "Servicing Fee" refers to the Servicing Fee allocable to Group I; (iii) each reference to the "Series Collection Allocation Percentage" or the "Series Loss Allocation Percentage" refers to Group I's Series Collection Allocation Percentage or Series Loss Allocation Percentage; (iv) each reference to the Principal Funding Account or the Equalization Account refers to funds in such account allocable to Group I; and (v) each reference to the Transaction Documents shall include reference to the Certificate Purchase Agreements.

     (c) Each capitalized term defined below relates only to the Series 1996-1 Certificates and to no other Series of Certificates (except to the extent that certain of such terms are explicitly used as defined herein in any Supplement relating to another Series in Group I). Whenever used in this Supplement, the following words and phrases shall have the following meanings:

     "ABR Tranche" means, at any time and as the context shall indicate, (i) the portion of the Series Class A Invested Amount that is designated by Transferor in accordance with the Class A Certificate Purchase Agreement to accrue interest based on the Alternate Base Rate, or (ii) if the Holders of Class B Certificates shall have given notice under Section 3.3 of the Class B Certificate Purchase Agreement (and until such notice is revoked), the Class B Invested Amount.

     "Accrual Reserve" means on any day, the sum of (a) 1.1 times the Incentive Payment Accrual, plus (b) the aggregate amount of obligations owed by the Sellers in respect of Incentive Payment Dilution with respect to Participating Obligors that accrued prior to the current calendar year and have not been paid, plus (c) the Incentive Payment Liquidation Reserve.

     "Acquisition Amount" is defined in Section 2.3.

     "Additional Amounts" means (a) as to the Series 1996-1 Certificates, the Prepayment Premium and other amounts payable pursuant to Sections 4.2, 4.3, 4.5,
4.6 and 10.5 of the Class A Certificate Purchase Agreement and amounts payable pursuant to Sections 3.1, 3.2, 3.3 and 7.5 of the Class B Certificate Purchase Agreement, and (b) as to any other Series in Group I, any amounts identified as "Additional Amounts" in the related Supplement.

     "Adjusted Eligible Receivables" means, on any Business Day, the result of
(a) the aggregate Unpaid Balance of Eligible Receivables held by the Trust on that day, minus (b) Unapplied Cash held by the Trust on that day, plus (c) the Aggregate Retained Balances, in each case as shown in the Daily Report for such day, minus (d) the aggregate balance of all outstanding credit memos written off during the three year period ending on the last day of such Calculation Period.

     "Aged Receivables Ratio" means, as calculated in each Monthly Report as of the Cut-Off Date for the related Calculation Period, a fraction (expressed as a percentage) having (a) a numerator that is the sum of (i) the aggregate Unpaid Balance of Receivables that remained outstanding 91 to 120 days after their respective due dates, as determined as of the Cut-Off Date for such Calculation Period, plus (ii) the aggregate Unpaid Balance of Receivables that were written off as uncollectible during the most recently ended Calculation Period and that, if not so written off, would have been outstanding not more than 120 days after their respective due dates, as determined as of that Cut-Off Date, and (b) a denominator that is the aggregate amount payable pursuant to invoices giving rise to Receivables that were generated during the Calculation Period that occurred four Calculation Periods prior to the most recently ended Calculation Period, as determined as of the Cut-Off Date for such prior Calculation Period.

     "Agent" means ABN AMRO Bank N.V., in its capacity as Agent under (and as defined in) the Class A Certificate Purchase Agreement, together with its respective successors in that capacity. The Agent is an "Agent" for purposes of the Pooling Agreement.

          "Aggregate Retained Balances" means, on any Business Day, the aggregate of the balances retained in Lockbox Accounts or Concentration Accounts for items in the process of collection but for which funds have not been made available by the related Lockbox Bank or Concentration Account Bank, provided that (i) no notice of insufficient funds or similar situation shall exist with respect thereto and (ii) the Unpaid Balance of receivables shall have been reduced by an amount equal to such balances.

     "Alternate Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the highest of:

     (a) the rate of interest announced, from time to time, by Agent as its prime commercial rate for United States dollar loans made in the United States for any day, and

     (b)  the Federal Funds Rate, and

Any change in the interest rate resulting from a change in the prime commercial rate announced by the Agent shall become effective without prior notice to Transferor or the Servicer as of 12:01 a.m., New York City time, on the Business Day on which each change in the prime commercial rate is announced by the Agent. The prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Agent to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the prime commercial rate.

     "Amortization Period" means the period beginning on the first day of the August 2000 Calculation Period and ending on the earlier of (a) the Expected Final Payment Date and (b) the date, if any, on which an Early Amortization Period begins, provided that there will be no Amortization Period if an Early Amortization Period commences on or prior to the date specified above for the beginning of the Amortization Period.

     "Ampad Segment" means divisions or operating units of Sellers engaged in lines of business that were, prior to the Closing Date, engaged in by Ampad Corporation and its subsidiaries.

     "Annualized Sales" means, at any time with respect to a Participating Obligor, the result of multiplying Year-to-Date Sales by the then applicable Time Factor.

     "Applicable Ratings Factor" means the Class A Ratings Factor or the Class B Ratings Factor, as specified in each calculation where the Applicable Ratings Factor is used.

     "ASA Measuring Period" means, for any Cut-Off Date falling in a Group Amortization Period, the Calculation Period ending on that Cut-Off Date (or the portion thereof falling after the Group Amortization Calculation Date, in the case of the first Cut-Off Date falling in the Group Amortization Period).

     "Available Subordinated Amount" means, at any time during a Group Amortization Period, the amount calculated pursuant to Section 4.6.

     "Base Amount" means the result of the following formula:

     [NER x SCAP x (100%-CBRR)]-CASD-CCRR

where:

CBRR    =    the Class B Reserve Ratio in effect for that Business Day;
NER     =    the Net Eligible Receivables as reported in the Daily Report for that Business Day;
SCAP    =    the Series Collection Allocation Percentage for that Business Day;
CASD    =    the Class A Subordination Deficit for that Business Day; and
CCRR    =    the Carrying Cost Receivables Reserve as reported in the Daily
             Report for such day.

     "Carrying Cost Cash Required Amount" means, on any Business Day, an amount equal to the Current Carrying Costs.

     "Carrying Cost Receivables Reserve" means, on any Business Day, the result of:

          (a) the Current Carrying Costs; plus

          (b) the product of (i) the Class A Invested Amount, multiplied by (ii)
     1.5 times the weighted average of the interest rates on Class A Certificates, multiplied by (iii) a fraction the numerator of which is the product of two and the number of Turnover Days and the denominator of which is 360; plus

          (c) the product of (i) the Class B Invested Amount, multiplied by (ii)
     1.5 times the weighted average of the interest rates on the Class B Certificates, multiplied by (iii) a fraction the numerator of which is the product of two and the number of Turnover Days and the denominator of which is 360; plus

          (d) the product of (i) the Series Collection Allocation Percentage on the next preceding Distribution Date, multiplied by (ii) the aggregate Unpaid Balance of Receivables on the next preceding Distribution Date, multiplied by (iii) 1%, multiplied by (iv) a fraction the numerator of which is the product of two and the number of Turnover Days and the denominator of which is 365 or 366, as applicable; plus

          (e) The Carrying Cost Receivables Reserve Increments for each other Series in Group I (as defined, and calculated as provided, in the related Supplement); minus

          (f) the balance on deposit in the Carrying Cost Account at the beginning of that Business Day.

     "Certificate Purchase Agreements" means the Class A Certificate Purchase Agreement and the Class B Certificate Purchase Agreement.

     "Certificate Rate" means, at any time, the weighted average of the interest rates on all outstanding Series 1996-1 Certificates.

     "Certificate Spread" means with respect to any Eurodollar Tranche, 0.35% per annum.

     "Class A Certificate" is defined in Section 2.1. Each Class A Certificate shall be substantially in the form of Part 1 of Exhibit A.

     "Class A Certificate Purchase Agreement" means the Revolving Certificate Purchase Agreement (Series 1996-1, Class A) dated as of May 29, 1996 among Transferor, Servicer, the Purchasers of Class A Certificates and the Agent.

     "Class A Concentration Factor" means, as of any Cut-Off Date, the greatest of:

          (i) the "Benchmark Percentage" for purposes of clause (2) of the definition of "Class A Excess Concentration Balances,"

          (ii) two times the "Benchmark Percentage" for purposes of clause (3) of that definition,

          (iii) three times the "Benchmark Percentage" for purposes of clause
     (4) of that definition, and

          (iv) the sum of (A) all Class A Special Concentration Limits, if any, then in effect, plus (B) the product of (x) the "Benchmark Percentage" for purposes of clause (5) of the definition of "Class A Excess Concentration Balances" times (y) the excess of five over the number of Class A Special Obligors.

     "Class A Excess Concentration Balances" means, on any day and with respect to a Reported Obligor (other than a Class A Special Obligor), the aggregate outstanding balances of Eligible Receivables it owes that, expressed as a percentage of the Adjusted Eligible Receivables, exceeds the following percentages for the following Obligors (other than a Class A Special Obligor):


               (1)  50% for any Tier-1 Obligor;


               (2)  25% for any Tier-2 Obligor;


               (3)  12.5% for any Tier-3 Obligor;


               (4)  8.33% for any Tier-4 Obligor; and


               (5)  3.75% for any Tier-5 Obligor.

For purposes of placing Obligors in each of the tiers specified above, if an Obligor does not have either a commercial paper rating or a senior actual or implied debt rating from the Specified Rating Agency, but is the wholly-owned direct or indirect Subsidiary of a Person that has either such rating, such Obligor shall be placed in the same tier as such rated Person would be placed if it was an Obligor. Each of the percentages above is called a "Benchmark Percentage." "Class A Excess Concentration Balances" means on any day and with respect to any Class A Special Obligor, the aggregate outstanding balances of Eligible Receivables it owes that, expressed as a percentage of Adjusted Eligible Receivables, exceeds the Class A Special Concentration Limit for such Class A Special Obligor. Class A Excess Concentration Balances will be measured on each day during each Distribution Period with respect to Reported Obligors for such period.

     "Class A Incremental Concentration Balance" means at any time, the excess, if any, of (i) the sum of the Class A Excess Concentration Balances with respect to all Obligors over (ii) the sum of the Class B Excess Concentration Balances with respect to all Obligors. The Class A Incremental Concentration Balance will be measured on each day during each Distribution Period.

     "Class A Invested Amount" means, at any time, the sum of the purchase prices paid for Class A Purchases made pursuant to the Class A Certificate Purchase Agreement at or prior to that time, reduced (but not below zero) by (a) the aggregate amount of all distributions that have been made to the Holders of the Class A Certificates on account of principal, and (b) the amount of all Investor Write-Offs that have been applied to reduce the Class A Invested Amount (net of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments that have been applied to reinstate the Class A Invested Amount).

     "Class A Minimum Required Reserve Ratio" means the sum, as of any Cut-Off Date, of (a) the Class A Concentration Factor for that Cut-Off Date plus (b) the product of the average of the Dilution Ratios for the period of 12 preceding Calculation Periods ending on that Cut-Off Date, multiplied by the Dilution Horizon Variable for that Cut-Off Date.

     "Class A Purchases" means Purchases made in respect of Class A
Certificates.

     "Class A Ratings Factor" means 2.5.

     "Class A Required Reserve Ratio" means, as calculated in each Monthly Report, the Loss Reserve Ratio plus the Dilution Reserve Ratio, each calculated using the Class A Ratings Factor.

     "Class A Required Reserves" means, at any time, the product of (a) the excess of the Net Eligible Receivables over the Class A Incremental Concentration Balance multiplied by (b) the Class A Reserve Ratio multiplied by
(c) the Series Collection Allocation Percentage.

     "Class A Reserve Ratio" means, during any Distribution Period, the greater of (a) the Class A Minimum Required Reserve Ratio and (b) the Class A Required Reserve Ratio, each as calculated in the Monthly Report required to be delivered on the Report Date immediately prior to the start of that Distribution Period; provided that during the period from the date hereof to the first Distribution Date thereafter the Class A Reserve Ratio shall be 31.394%.

     "Class A Special Concentration Limit" means, with respect to each Class A Special Obligor identified in the most recent Monthly Report, the limit set forth below for such Class A Special Obligor:

          (i) with respect to the Tier-5 Obligor that owes (x) the highest aggregate Unpaid Balance of Eligible Receivables owed by a Tier-5 Obligor and (y) more than 3.75% of the Adjusted Eligible Receivables, 8.75%; and

          (ii) with respect to the Tier-5 Obligor that owes (x) the second highest aggregate Unpaid Balance of Eligible Receivables owed by a Tier-5 Obligor and (y) more than 3.75% of the Adjusted Eligible Receivables, the greater of (1) 13.75% minus the percentage of Adjusted Eligible Receivables owed by the Tier-5 Obligor referred to in clause (i) and (2) 5%.

     "Class A Special Obligor" means, at any time, either or both of the two Obligors that (i) has been designated in the most recent Monthly Report as a "Class A Special Obligor" and (ii) is among the two Tier-5 Obligors that owe the highest aggregate Unpaid Balances of Eligible Receivables; provided that such Monthly Report shall have specified which of the Class A Special Concentration Limits apply to such Obligor, and each Class A Special Concentration Limit shall have been applied to only one Class A Special Obligor; and provided, further that this definition may be modified as contemplated by Section 4.11.

     "Class A Subordination Deficit" means on any Business Day, the positive result (if any) of

          (a) the Class A Required Reserves, plus

          (b) the Class A Incremental Concentration Balance, minus

          (c) the sum of (i) the Class B Required Reserves plus (ii) the outstanding principal amount of all Subordinated Classes

(all calculated as of the beginning of that Business Day); provided that at any time when no Senior Class is outstanding the Class A Subordination Deficit shall equal zero.

     "Class B Certificate" is defined in Section 2.1. Each Class B Certificate shall be substantially in the form of Part 2 of Exhibit A.

     "Class B Certificate Purchase Agreement" means the Certificate Purchase Agreement (Series 1996-1, Class B) dated as of May 29, 1996 among Transferor, Servicer and Caisse Nationale de Credit Agricole, as Purchaser.

     "Class B Concentration Factor" means, as of any Cut-Off Date, the greatest of:

          (i) the "Benchmark Percentage" for purposes of clause (d) of the definition of "Class B Excess Concentration Balances", and

          (ii) the sum of (A) the Class B Special Concentration Limit, if any, then in effect, plus (B) the product of (x) the "Benchmark Percentage" for purposes of clause (e) of the definition of "Class B Excess Concentration Balances" times the excess (if any) of three over the number of Class B Special Obligors.

     "Class B Excess Concentration Balances" means, on any day and with respect to a Reported Obligor (other than a Class B Special Obligor), the aggregate outstanding balances of Eligible Receivables it owes that, expressed as a percentage of the Adjusted Eligible Receivables, exceeds the following percentages for the following Obligors (other than a Class B Special Obligor):

               (a) 100% for any Tier-1 Obligor;

               (b) 100% for any Tier-2 Obligor;

               (c) 100% for any Tier-3 Obligor;

               (d) 15% for any Tier-4 Obligor; and

          (e)  3.75% for any Tier-5 Obligor;

For purposes of placing Obligors in each of the tiers specified above, if an Obligor does not have either a commercial paper rating or a senior actual or implied debt rating from the Specified Rating Agency, but is the wholly-owned direct or indirect Subsidiary of a Person that has either such rating, such Obligor shall be placed in the same tier as such rated Person would be placed if it was an Obligor. Each of the percentages above is called a "Benchmark Percentage." "Class B Excess Concentration Balances" means on any day and with respect to the Class B Special Obligor, the aggregate outstanding balances of Eligible Receivables it owes that, expressed as a percentage of Adjusted Eligible Receivables, exceeds the Class B Special Concentration Limit. Class B Excess Concentration Balances will be measured on each day during each Distribution Period with respect to Reported Obligors for such period.

     "Class B Invested Amount" means, at any time, the sum of the purchase prices paid for Class B Purchases made pursuant to (and as defined in) the Class B Certificate Purchase Agreement at or prior to that time, reduced (but not below zero) by (a) the aggregate amount of all distributions that have been made to the Holders of the Class B Certificates on account of principal, and (b) the amount of all Investor Write-Offs that have been applied to reduce the Class B Invested Amount (net of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments that have been applied to reinstate the Class B Invested Amount).

     "Class B Minimum Required Reserve Ratio" means the sum, as of any Cut-Off Date, of (a) the Class B Concentration Factor for that Cut-Off Date plus (b) the product of the average of the Dilution Ratios for the period of 12 preceding Calculation Periods ending on that Cut-Off Date, multiplied by the Dilution Horizon Variable for that Cut-Off Date; provided that in no event shall the Class B Minimum Required Reserve Ratio be less than 18.738%.

     "Class B Purchases" means Purchases made in respect of Class B
Certificates.

     "Class B Ratings Factor" means 1.5.

     "Class B Required Reserve Ratio" means, as calculated in each Monthly Report, the Loss Reserve Ratio plus the Dilution Reserve Ratio, each calculated using the Class B Ratings Factor.

     "Class B Required Reserves" means, at any time, the product of (a) the Net Eligible Receivables multiplied by (b) the Class B Reserve Ratio multiplied by
(c) the Series Collection Allocation Percentage.

     "Class B Reserve Ratio" means, during any Distribution Period, the greater of (a) the Class B Minimum Required Reserve Ratio and (b) the Class B Required Reserve Ratio, each as calculated in the Monthly Report required to be delivered on the Report Date immediately prior to the start of that Distribution Period, provided that during the period from the date hereof to the first Distribution Date thereafter the Class B Reserve Ratio shall be 19.566%.

     "Class B Special Concentration Limit" means, with respect to the Tier-5 Obligor that owes (x) the highest aggregate Unpaid Balance of Eligible Receivables owed by a Tier-5 Obligor and (y) more than 3.75% of the Adjusted Eligible Receivables, 7.5%.

     "Class B Special Obligor" means, at any time, the Tier-5 Obligor that (i) has been designated in the most recent Monthly Report as the "Class B Special Obligor" and (ii) is the Tier-5 Obligor that owes the highest aggregate Unpaid Balance of Eligible Receivables; and provided, further that this definition may be modified as contemplated by Section 4.11.

     "Class Invested Amount" means (a) with respect to Class A, the Class A Invested Amount, (b) with respect to Class B, the Class B Invested Amount and
(c) with respect to any other Senior Class or Subordinated Class, the amount identified as its "Class Invested Amount" in the related Supplement.

     "Closing Date" means October 31, 1995.

     "Current Carrying Costs" means, during any Distribution Period, the sum of
(i) the amount of interest on the Series 1996-1 Certificates that will be payable on or before the next Distribution Date, (ii) the amount of the Servicing Fee that will be payable on or before the next Distribution Date plus
(iii) the Current Carrying Costs Increments for each other Series in Group I (calculated as provided in the Supplement for each such Series).

     "Daily Group Collections" is defined in Section 4.2.

     "Deferred Portion" means, on any day the portion of the Acquisition Amount as to which payment is deferred, which portion shall equal the sum of (A) (x) the Series Collection Allocation Percentage times (y) sum of the following amounts (as shown in the Daily Report for such day): (i) the sum of the Class B Excess Concentration Balances with respect to all Obligors, plus (ii) the Excess New Seller Reserve, plus (iii) the Accrual Reserve, plus (iv) the aggregate unpaid balance of Receivables that are not Eligible Receivables; plus (B) the Carrying Cost Receivables Reserve; plus (C) the Class B Reserve Ratio times the Net Eligible Receivables; plus (D) the Class A Subordination Deficit (it being understood that the Deferred Portion may vary from day to day); provided that the Deferred Portion shall be fixed as of the Group Amortization Calculation Date.

     "Dilution Horizon Variable" means, at any time, a fraction having (a) a numerator equal to 1.5 times the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables and generated during the Calculation Period ending on the most recent Cut-Off Date (as of that Cut-Off Date) and (b) a denominator equal to the Net Eligible Receivables as of the most recent Cut-Off Date.

     "Dilution Ratio" means, as calculated in each Monthly Report as of the most recent Cut-Off Date, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate amount of Dilution on the Receivables occurring during the Calculation Period ending on the most recent Cut-Off Date, and (b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the preceding Calculation Period (so that, for example, if the Calculation Period specified in clause (a) corresponded to the March fiscal month, the Calculation Period in this clause
(b) would be the one corresponding to the February fiscal month).

     "Dilution Reserve Ratio" means as calculated in each Monthly Report, the result (expressed as a percentage) calculated in accordance with the following formula:

      {(ARF x ADR) + [(HDR-ADR) x (HDR/ADR)]} x DHV

where:

ADR    =      the average of the Dilution Ratios during the period of 12 consecutive
              Calculation Periods ending on the related Cut-Off Date;
ARF    =      the Applicable Ratings Factor;
DHV    =      the Dilution Horizon Variable; and
HDR    =      the highest Dilution Ratio for any Calculation Period within the
              12 consecutive Calculation Periods ending on the related Cut-Off
              Date.

     "Distribution Period" means a period from and including a Distribution Date to but excluding the next Distribution Date.

     "Early Amortization Period" means the period beginning on the date (if any) specified in Section 6.2 and ending on the day on which the Series Invested Amount has been reduced to zero. The term "early amortization period" means each of the Early Amortization Period and any period identified as an "Early Amortization Period" in the Supplement for any other Series in Group I.

     "Eurodollar Rate" means, for any Interest Period, a rate per annum equal to the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by the Reference Bank for U.S. dollar deposits of an amount in same day funds comparable to the principal amount of the Certificate of the Reference Bank with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on the second Business Day prior to the first day of that Interest Period.

     "Eurodollar Tranche" means, during any Interest Period and as the context shall indicate, (i) any portion of the Class A Invested Amount that is designated by Transferor in accordance with the Class A Certificate Purchase Agreement to accrue interest based on the

Eurodollar Rate, or (ii) unless the Holders of Class B Certificates have given notice under Section 3.3 of the Class B Certificate Purchase Agreement (and such notice continues in effect), the Class B Invested Amount.

     "Excess New Seller Reserve" means, on any day, the sum of the following amounts (if positive) calculated for each New Seller (other than any New Seller as to which the Modification Condition has been satisfied):

          (a) the aggregate Unpaid Balances of Eligible Receivables generated by such New Seller (net of any Class B Excess Concentration Balances); minus

          (b) 5% of the Adjusted Eligible Receivables.

     "Expected Final Payment Date" means the October, 2000 Distribution Date.

     "Federal Funds Rate" means (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for the day (or, if the day is not a Business Day, the immediately preceding Business Day) by the Federal Reserve Bank of New York; provided that if the rate is not so published for any Business Day, the rate for purposes of this clause will be the average of the quotations for the day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, plus (b) 100 basis points.

     "Final Scheduled Payment Date" means the October, 2001 Distribution Date.

     "Fully Funded Date" means the first date falling in a Group Amortization Period or when all Series in Group I are in a Series Amortization Period and on which there are funds on deposit in the Carrying Cost Account and the Principal Funding Account that, in the aggregate, equal or exceed the Investor Repayment Amount and any Servicing Fee payable to anyone other than a APP Person on the first Distribution Date falling after that date.

     "Group Amortization Calculation Date" means the day before a Group Amortization Period begins.

     "Group Amortization Period" means the period (if any) commencing on the first day on which all outstanding Series in Group I are in early amortization periods.

     "Group Initial Invested Amount" means, at any time, the sum of the Series 1996-1 Initial Invested Amount plus the aggregate of the Series Initial Invested Amounts of each other Series in Group I, all determined at that time.

     "Group Invested Amount" means, at any time, the sum of the Series 1996-1 Invested Amount plus the aggregate of the Series Invested Amounts of each other Series in Group I, all determined at that time.

     "Group I" means a group of Series, including Series 1996-1 and each other Series that is identified in its Supplement as belonging to Group I.

     "Guarantor" means APP, in its capacity as the guarantor under the Seller Guaranty.

     "Holdback Account Termination Date" is defined in Section 4.4.

     "Holder" means a Holder (as defined in the Pooling Agreement) of a Certificate in any Series in Group I.

     "Incentive Maximum" means, at any time and with respect to any Participating Obligor and any Incentive Target, the maximum possible liability of the Sellers to such Participating Obligor with respect to purchasing incentive programs, arising as a result of Year-to-Date Sales to such Participating Obligor (assuming that such Participating Obligor's purchases from the Sellers will meet or exceed such Incentive Target).

     "Incentive Payment Accrual" means, at any time, the aggregate of all Incentive Maximums calculated as follows:

          (i) determine, with respect to each Incentive Target for each Participating Obligor, the result of (a) Annualized Sales to such Participating Obligor less (b) 75% of such Incentive Target;

          (ii) determine the highest Incentive Target (if any) for which clause (i) above yields a result greater than or equal to zero;

          (iii) determine the Incentive Maximum for the Incentive Target specified in clause (ii) above;

provided, however, that for purposes of the determination of clause (i) above, Annualized Sales to any School Dating Obligor shall be deemed to always be at least 75% of the Incentive Target applicable when sales to such School Dating Obligor equal 100% of projected sales to such School Dating Obligor (determined in good faith by the Sellers at the beginning of the then current fiscal year).

     "Incentive Payment Adjustment Factor" means, at any time, the greater of
(a) 1.00 and (b) a fraction, the numerator of which is the aggregate amount of Incentive Payment Dilution accrued by the Sellers with respect to Participating Obligors during the immediately preceding calendar quarter and the denominator of which is the portion of Year Earlier

Incentive Payments accrued with respect to Participating Obligors during the corresponding quarter in the preceding calendar year.

     "Incentive Payment Dilution" means the Sellers' liability for incentive payments or discounts to Obligors under monthly, quarterly and annual purchasing incentive programs (including volume rebate programs) for its customers.

     "Incentive Payment Liquidation Reserve" means the product of (a) the Incentive Payment Adjustment Factor, times (b) the Incentive Payment Per Diem, times (c) a number equal to 2 times the number of Turnover Days.

     "Incentive Payment Per Diem" at any time will equal the quotient of the Year Earlier Incentive Payments divided by 365.

     "Incentive Target" means, with respect to a Participating Obligor and a fiscal year of APP, an aggregate amount of purchases required to be made by such Participating Obligor during such fiscal year to be entitled to a specified incentive payment or discount from the Sellers, as determined in good faith by the Sellers (it being understood that a given Participating Obligor may have more than one Incentive Target).

     "Interest Payment Date" means (a) as to the Series 1996-1 Certificates, any date upon which interest is payable with respect to the ABR Tranche, any Eurodollar Tranche or the Class B Certificates, as specified in Section 4.1, and
(b) as to any other interest payable on any Series in Group I, the date specified as the "Interest Payment Date" in the related Supplement.

     "Interest Period" means

          (a) for Class A Certificates, (i) as to the ABR Tranche (if any) from time to time, (x) the period from the date hereof to, but excluding, the first subsequent Distribution Date and (y) each Distribution Period thereafter and (ii) as to each Eurodollar Tranche (if any) from time to time, each period from the date upon which that Eurodollar Tranche was first designated as such pursuant to the Class A Certificate Purchase Agreement (or the end of the next preceding Interest Period for such Eurodollar Tranche, if there has been one) to the date that is one, two, three or six months, at the option of Transferor, thereafter; and if any Interest Period for a Eurodollar Tranche would otherwise end on a day that is not a Business Day, such Eurodollar Tranche shall instead end on the next Business Day (or, if the next Business Day falls in the next calendar month, then on the preceding Business Day); and

          (b) for Class B Certificates, (i) the period from the date hereof to, but excluding, the first subsequent Distribution Date and (ii) each Distribution Period thereafter.

     "Interim Interest Payment Date" means, with respect to any six month Interest Period, the date that is three months after the date upon which the related Eurodollar Tranche was first designated as such pursuant to the Class A Certificate Purchase Agreement (or the end of the next preceding Interest Period for such Eurodollar Tranche, if there has been one); provided that if such day is not a Business Day, such Interim Interest Payment Date instead shall be the next Business Day (or, if the next Business Day falls in the next calendar month, then the preceding Business Day).

     "Invested Amount" means, at any time:

          (a) for purposes of calculating the Series Loss Allocation Percentage for Group I, the Group Invested Amount; and

          (b) for purposes of the application of Sections 6.13 and 12.4 of the Pooling Agreement to the Series 1996-1 Certificates, the Series 1996-1 Invested Amount.

     "Investor Allocable Dilution" means for any ASA Measuring Period, the product of the aggregate amount of Dilution for that ASA Measuring Period as to which neither the applicable Seller nor the Guarantor has made any payment required by Section 3.1 of the Purchase Agreement or the Seller Guaranty on account of Seller Dilution Adjustments multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that ASA Measuring Period.

     "Investor Allocable Dilution Adjustments" is defined in Section 4.8.

     "Investor Allocable Loss Amount" means, for any ASA Measuring Period, the product of the Loss Amount for that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the beginning of that ASA Measuring Period.

     "Investor Allocable Recoveries" means, for any ASA Measuring Period, the product of the Net Recoveries for that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that ASA Measuring Period.

     "Investor Allocation Percentage" means:

          (x) on any Business Day that does not fall in a Series Amortization Period, a fraction (expressed as a percentage, which in any event may not exceed 100%) (a) the numerator of which is the Net Invested Amount as of that Business Day, and (b) the denominator of which is the Base Amount as of that Business Day;

          (y) on any Business Day falling in any Series Amortization Period, a fraction (expressed as a percentage, which in any event may not exceed 100%) (a) the numerator of which is the Net Invested Amount as of the beginning of the Series Amortization Period, and (b) the denominator of which is the Base Amount as of that Business Day; and

          (z) on any Business Day falling in the Group Amortization Period, a fraction (expressed as a percentage, which in any event may not exceed 100%) (a) the numerator of which is the Net Invested Amount as of the Group Amortization Calculation Date, and (b) the denominator of which is the Base Amount as of the Group Amortization Calculation Date.

     "Investor Ownership Percentage" means, on any day, a fraction, (x) the numerator of which is the Acquisition Amount on such day and (y) the denominator of which is the excess of (i) the Unpaid Balance of Receivables on such day over
(ii) the Unapplied Cash on such day; provided that the Investor Ownership Percentage shall be fixed as of the Group Amortization Calculation Date; and provided further that if the Investor Ownership Percentage is being calculated on any day when a Series in Group I is in an accumulation, amortization or early amortization period, the Investor Ownership Percentage shall not be less than the Investor Ownership Percentage immediately prior to the commencement of such period.

     "Investor Repayment Amount" means, on any Business Day, the sum of (a) the outstanding principal amount of the Series 1996-1 Certificates and all other Series in Group I, plus (b) the interest and any Additional Amounts known to be payable on the Series 1996-1 Certificates and all other Series in Group I on or before the first Distribution Date falling after that date.

     "Investor Write-Offs" means, as calculated in any Monthly Report relating to a Calculation Period falling completely or partially in a Group Amortization
Period:

          (a) if the Available Subordinated Amount is greater than zero at the end of the related ASA Measuring Period, zero; and

          (b) if the Available Subordinated Amount is zero at the end of the related ASA Measuring Period (taking into account any reduction in the Available Subordinated Amount shown in such Monthly Report), the excess (if any) of (x) the sum of the Investor Allocable Loss Amount and the Investor Allocable Dilution minus

     Investor Allocable Recoveries for the related ASA Measuring Period, over
     (y) the Available Subordinated Amount as of the beginning of that ASA Measuring Period.

     "LIBOR" means, for an Interest Period, the rate per annum equal to the average of the rates at which deposits in Dollars having a one-month maturity appear on Telerate Page 3750 as of 11:00 a.m., London time, two London Business Days prior to the Distribution Date on which that Interest Period begins (the amount determined in this subsection (i) being referred to herein as "LIBOR"). For purposes of the foregoing, "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other pages as may replace that page on that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for Dollar deposits), and "London Business Day" means a day upon which dealings in deposits in Dollars are transacted in the London interbank market. Notwithstanding the foregoing, in the event that no rate for one-month Dollar deposits appears on Telerate Page 3750 on the applicable date for determining LIBOR with respect to any Distribution Date, then LIBOR shall be determined as the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month Dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Trustee as of the determination date and time specified above. If fewer than two quotations are provided by such banks, then LIBOR shall be determined as the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in Dollars are offered to leading European banks by three major banks in New York City selected by the Trustee as of 11:00 a.m. New York City time on the determination date specified above.

     "Loss Amount" means, with respect to any ASA Measuring Period, an amount equal to the positive difference (if any) of (a) the amount of Receivables held by Trust that became Write-Offs during that ASA Measuring Period, minus (b) the amount of Recoveries received during that ASA Measuring Period.

     "Loss Reserve Ratio" means, as calculated in each Monthly Report, the result (expressed as a percentage) of (a) the Applicable Ratings Factor multiplied by (b) the highest average of the Aged Receivables Ratio in any three consecutive Calculation Periods that occurred during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date multiplied by (c) a fraction having (i) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables generated during the three Calculation Periods preceding or ending on the most recent Cut-Off Date, and (ii) a denominator equal to the Net Eligible Receivables, as of the most recent Cut-Off Date, multiplied by (d) the Payment Term Multiplier.

     "Maximum Exposure Amount" shall be calculated by the Servicer in each Daily Report and shall equal the positive result (if any) of (a) the product of (i) the Net Eligible Receivables plus the Accrual Reserve multiplied by (ii) the result (expressed as a decimal) of 100% minus the Pro Forma Reserve minus (b) the Net Invested Amount.

     "Net Eligible Receivables" means, at any time, (a) the Adjusted Eligible Receivables, minus (b) the sum of the Class B Excess Concentration Balances with respect to all Obligors, minus (c) the Excess New Seller Reserve, minus (d) the Accrual Reserve, to the extent Incentive Payment Dilution is excluded from the determination of "Dilution" in accordance with Section 4.10; it being understood that the amounts referred to in the preceding clauses (b) through (d) shall be calculated without duplication.

     "Net Invested Amount" means, on any Business Day, the Group Invested Amount, minus the balance on deposit in the Equalization Account and the Principal Funding Account with respect to Series in Group I.

     "Net Recoveries" means, with respect to any ASA Measuring Period, an amount equal to the positive difference (if any) of (a) the amount of Recoveries received in that ASA Measuring Period minus (b) the amount of Receivables that became Write-Offs in that ASA Measuring Period.

     "New Seller" means, on any day, any Seller that became a Seller during the preceding twelve months (other than any Seller that became a Seller on the Closing Date).

     "Participating Obligor" means (i) an Obligor that participates in a purchasing incentive program of Ampad Segment, or (ii) any other Obligor designated by the Sellers as a participant in a purchasing incentive program, subject in the case of this clause (ii) to satisfaction of the Modification Condition.

     "Payment Term" shall mean, with respect to any Receivable, the number of days between its invoice date and its due date.

     "Payment Term Multiplier" shall mean (a) 1.0, if the Payment Term Variable is not more than 35, (b) 1.1, if the Payment Term Variable is 36 to 40, (c) 1.17, if the Payment Term Variable is 41 to 50, (d) 1.25, if the Payment Term Variable is 51 to 60, and (e) 1.5, if the Payment Term Variable is 61 to 90; provided, however, that if the Payment Term Variable exceeds 90, the Payment Term Multiplier shall be determined by calculating the sum of (x) 1.5 and (y) 0.05, for each 5-day increment by which the Payment Term Variable exceeds 90, it being understood that the same number shall apply for all Payment Term Variables that fall within a five-day range.

     "Payment Term Variable" shall mean, as calculated in each Monthly Report as of the most recently ended Cut-Off Date, the quotient of:

          (x) the sum of (1) the product of the Outstanding Balance of each Receivable as of such Cut-Off Date times (2) the Payment Term with respect to such Receivable; divided by

          (y) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date.

     "Prepayment Accumulation Period" means a period beginning on the day that Transferor gives a Prepayment Notice to Trustee of a full or partial prepayment of the Series 1996-1 Certificates pursuant to Section 4.9 (and does not notify Trustee that it intends to cause the Series Interest to be conveyed as described in subsection 4.9(b)) and ending on the earlier to occur of (a) the day when amounts sufficient for that prepayment have been accumulated pursuant to Section
4.3 and (b) the end of the Revolving Period for the Series 1996-1 Certificates.

     "Prepayment Notice" is defined in Section 4.9.

     "Prepayment Premium" means, with respect to any prepayment (including pursuant to Section 4.9, pursuant to Section 7.1 or as a result of an Early Amortization Event) of the Class B Certificates, the net present value (as of the date of such prepayment) of the amount of interest that would have accrued on the amount of principal prepaid from the date of prepayment through the Expected Final Payment Date at an interest rate equal to 0.825% per annum (the spread over LIBOR included in the interest rate on the Class B Certificates), discounted to such prepayment date at a rate per annum, compounded monthly, equal to LIBOR in effect on the date on which notice of prepayment is given to the Holders of Class B Certificates.

     "Principal Deposit Amount" means, with respect to any Calculation Period falling in a Series Amortization Period, the amount determined as such in accordance with the Supplement for the applicable Series. The Principal Deposit Amounts for the various Series Amortization Periods that may apply to Series 1996-1 are:

          (a) for any Calculation Period falling in the Amortization Period or the Early Amortization Period, the Series 1996-1 Invested Amount; and

          (b) for any Calculation Period falling in a Prepayment Accumulation Period, the amount of principal to be prepaid.

     "Principal Payment Date" means (a) for the Series 1996-1 Certificates, (i) any date on which the Invested Amount is to be reduced pursuant to Section 3.1 of the Class A Certificate Purchase Agreement, (ii) any date on which any prepayment is to be made pursuant to Section 4.9, (iii) the end of each Interest Period in respect of the next maturing Eurodollar Tranche and/or ABR Tranche,
(iv) each Distribution Date (beginning with the Distribution Date falling in the Calculation Period after the Calculation Period in which the Early Amortization Period begins) and (v) any Distribution Date falling on or after the Expected Final Payment Date, and (b) for any other Series in Group I, each date specified as a "Principal Payment Date" in the related Supplement. The Refinancing Date is not a Principal Payment Date.

     "Pro Forma Reserve" shall be calculated by the Servicer as of the preceding Cut-Off Date in each Monthly Report, and shall be the greater of the amounts determined pursuant to clauses (x) and (y) below:

          (x)  the Class B Concentration Factor; and

          (y) the Loss Reserve Ratio (determined using the Class B Ratings Factor) for such Cut-Off Date.

     "Purchase" means any Purchase as defined in either of the Certificate Purchase Agreements.

     "Rating Agency" means S&P.

     "Reference Bank" means ABN AMRO Bank N.V.

     "Refinancing Date" is defined in subsection 4.9(b).

     "Reported Obligor" means (i) the twenty Obligors that owe the highest aggregate Unpaid Balance of Eligible Receivables as of the most recent Cut-Off Date for which a Monthly Report has been delivered, and (ii) any other Obligor that owes an aggregate Unpaid Balance of Eligible Receivables as of such Cut-Off Date that is at least 1% of the aggregate Unpaid Balance of all Eligible Receivables, in each case as identified in such Monthly Report.

     "Required Purchasers" means:

          (i) for the purposes of instructing the Trustee to declare that the Early Amortization Period has commenced pursuant to Section 6.2, either (x) Holders of Class A Certificates whose aggregate Class Percentages (as defined in the Class A Certificate Purchase Agreement) exceed 50% or (y) Holders of Class B Certificates whose aggregate Class Percentages (as defined in the Class B Certificate Purchase Agreement) exceed 50%; and

          (ii) for all other purposes, both (x) Holders of Class A Certificates whose aggregate Class Percentages (as defined in the Class A Certificate Purchase Agreement) exceed 66 2/3% and (y) Holders of Class B Certificates whose aggregate Class Percentages (as defined in the Class B Certificate Purchase Agreement) exceed 66 2/3%.

     "Required Receivables" means, on any Business Day, collectively for all Series in Group I:

          (a) So long as a Group Amortization Period has not commenced, the result of the following formula:

     GIIA + CCRR         R
     -----------    x   ---
     (1 - CARR)         NER

where:

CARR    =   the Class A Reserve Ratio in effect for that Business Day;
CCRR    =   the Carrying Cost Receivables Reserve as reported in the Daily
            Report for that Business Day;
GIIA    =   the Group Initial Invested Amount;
NER     =   the Net Eligible Receivables minus the Class A Incremental
            Concentration Balance, each as reported in the Daily Report for that
            Business Day; and
R       =   the aggregate Unpaid Balance of Receivables held by Trustee as reported in the Daily Report for that Business Day.

          (b) If a Group Amortization Period has commenced, the result of the following formula:

               AGIIA +  ASA + UCCRR

where:

AGIIA   =   the adjusted Group Initial Invested Amount on that Business Day
            (which shall equal the Group Initial Invested Amount, reduced (but not below zero) by the amount of all Investor Write-Offs (net of
            Investor Allocable Recoveries and Investor Allocable Dilution
            Adjustments that have been applied to reinstate the Group Invested
            Amount));
UCCRR   =   the Unfunded Carrying Cost Receivables Reserve on that Business
            Day; and
ASA     =   the Available Subordinated Amount on that Business Day.

     "Required Series Holders" means the Required Purchasers.

     "Revolving Period" means, with respect to any Series in Group I, the period beginning on the Closing Date and ending on the day before the first day of an accumulation period, an amortization period or an early amortization period for such Series.

     "School Dating Obligor" means a Participating Obligor whose purchases (in whole or in part) are subject to extended terms referred to for purposes of the Sellers' management reporting as "School Dating" terms.

     "Senior Class" means each of Class A and each class of any other Series in Group I that is identified in its Supplement as a Senior Class.

     "Series Allocable Dilution Adjustments" means, for any ASA Measuring Period, the product of the aggregate amount of payments pursuant to Section 3.1 of the Purchase Agreement or pursuant to the Seller Guaranty on account of Seller Dilution Adjustments received during that ASA Measuring Period relating to Dilution that occurred prior to that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period.

     "Series Amortization Period" means (a) as to Series 1996-1, the Amortization Period, any Prepayment Accumulation Period and any Early Amortization Period and (b) as to any other Series in Group I any period identified in the related Supplement as a "Series Amortization Period."

     "Series Invested Amount" means, with respect to any Series in Group I, the amount determined as such in accordance with the Supplement for that Series.

     "Series Initial Invested Amount" means, with respect to any Series in Group I, the amount determined as such in accordance with the Supplement for that Series, provided that from and after the date on which the Series Invested Amount for any Series is reduced to zero, the Series Initial Invested Amount for that Series will also equal zero.

     "Series 1996-1 Certificates" means the Class A Certificates and the Class B Certificates.

     "Series 1996-1 Holder" means a Holder of a Series 1996-1 Certificate.

     "Series 1996-1 Initial Invested Amount" means (i) during the Revolving Period for the Series 1996-1 Certificates, the Series 1996-1 Invested Amount, and (ii) thereafter, the Series 1996-1 Invested Amount as of the last day of the Revolving Period.

     "Series 1996-1 Invested Amount" means, at any time, the sum of the Class A Invested Amount plus the Class B Invested Amount.

     "Specified Rating Agency" means S&P.

     "Stated Amount" means as to any Certificate, the maximum principal amount that may be required to be funded by the Holder of such Certificate.

     "Structured Lender" shall mean any Holder of a Certificate whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized rating agency which is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 13.9 of the Pooling Agreement in order to maintain such rating.

     "Subordinated Class" means each of Class B and each class of any other Series in Group I that is identified in its Supplement as a Subordinated Class.

     "Support Bank" shall mean any bank or other financial institution extending or having a commitment to extend funds to or for the account of any Structured Lender (including by agreement to purchase an assignment of, or participation in the Certificate held by such Person) under the liquidity or credit support agreement which relates to the Certificate purchased by such Structured Lender.

     "Tier-1 Obligor" means any Obligor that has (a) a commercial paper rating from the Specified Rating Agency of at least "A-1+" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating Agency of at least "AAA" (or its equivalent); provided that if such Obligor has both a commercial paper rating from the Specified Rating Agency and a senior actual or implied debt rating from the Specified Rating Agency, such Obligor must have a commercial paper rating from the Specified Rating Agency of at least "A-1+" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agency of at least "AAA" (or its equivalent) to be a Tier-1 Obligor.

     "Tier-2 Obligor" means any Obligor (other than a Tier-1 Obligor) that has
(a) a commercial paper rating from the Specified Rating Agency of at least "A-1" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating Agency of at least "AA-" (or its equivalent), provided that if such Obligor has both a commercial paper rating from the Specified Rating Agency and a senior actual or implied debt rating from the Specified Rating Agency, such Obligor must have a commercial paper rating from the Specified Rating Agency of at least "A-1" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agency of at least "AA-" (or its equivalent) to be a Tier-2 Obligor.

     "Tier-3 Obligor" means any Obligor (other than a Tier-1 Obligor or a Tier-2 Obligor) that has (a) a commercial paper rating from the Specified Rating Agency of at least "A-2" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating Agency of at least "A-" (or its equivalent), provided that if such Obligor has both a commercial paper rating from the Specified Rating Agency and a senior actual or implied debt rating from the Specified Rating Agency, such Obligor must have a commercial paper rating from the Specified Rating Agency of at least "A-2" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agency of at least "A-" (or its equivalent) to be a Tier-3 Obligor.

     "Tier-4 Obligor" means any Obligor (other than a Tier-1 Obligor, a Tier-2 Obligor or a Tier-3 Obligor) that has (a) a commercial paper rating from the Specified Rating Agency of at least "A-3" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating Agency of at least "BBB- " (or its equivalent), provided that if such Obligor has both a commercial paper rating from the Specified Rating Agency and a senior actual or implied debt rating from the Specified Rating Agency, such Obligor must have a commercial paper rating from the Specified Rating Agency of at least "A-3" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agency of at least "BBB-" (or its equivalent) to be a Tier-4 Obligor.

     "Tier-5 Obligor" means any Obligor other than a Tier-1 Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

     "Time Factor" means, at any time, a fraction, (x) the numerator of which is 365 and (y) the denominator of which is the number of days that have elapsed during the current calendar year.

     "Tranche" means each of the ABR Tranche and each Eurodollar Tranche.

     "Transferor Indemnified Losses" is defined in Section 7.3.

     "Transferor Indemnified Party" is defined in Section 7.3.

     "Transferor Payment Percentage" means, on any Business Day, the difference of 100% minus the Investor Allocation Percentage on that Business Day.

     "Unapplied Cash" means, on any Business Day, available funds received in the Master Collection Account and reflected in the Daily Report for that Business Day that have not been applied as Collections on a particular Receivable on or prior to the time as of which that Daily Report is prepared.

     "Unfunded Carrying Cost Receivables Reserve" means, on any Business Day falling in a Group Amortization Period, the difference (but not less than zero) of (a) the Carrying Cost Receivables Reserve as of the Group Amortization Calculation Date, minus (b) the aggregate Collections deposited into the Carrying Cost Account during the portion of the Group Amortization Period up to and including that Business Day.

     "Unmatured Early Amortization Event" means an event that, with the giving of notice or lapse of time (or both) will constitute an Early Amortization Event.

     "Year Earlier Incentive Payments" means, at any time, the aggregate amount of payments made (or to be made) or discounts given (or to be given) to Participating Obligors by the Sellers on account of Incentive Payment Dilution during the then most recently ended calendar year.

     "Year-to-Date Sales" means, with respect to a Participating Obligor as of any time, the aggregate amount of year-to-date purchases by such Participating Obligor from the Sellers during the then-current fiscal year of APP, determined as of the last Business Day of the most recently completed calendar week.

     SECTION 1.2 Incorporation of Terms. The terms of the Pooling Agreement (as modified hereby) are incorporated in this Supplement as if set forth in full herein. As supplemented by this Supplement, the Pooling Agreement is in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. If the terms of this Supplement and the terms of the Pooling Agreement conflict, the terms of this Supplement shall control with respect to the Series 1996-1 Certificates.

 ARTICLE II  DESIGNATION

     SECTION 2.1 Designation. There is hereby created a Series to be known as the "Series 1996-1 Certificates," consisting of two classes: the $50,000,000 Variable Rate Class A, Trade Receivables Backed Certificates, Series 1996-1 (the "Class A Certificates), which shall be a Senior Class; and the $10,000,000 Variable Rate Class B, Trade Receivables Backed Certificates, Series 1996-1 (the "Class B Certificates"), which shall be a Subordinated Class. Subject to the conditions set forth in Article III, Trustee shall authenticate and deliver the Class A Certificates and the Class B Certificates, to or upon the order of Transferor in the aggregate principal amount indicated for each above. Notwithstanding the terms of Section 6.1 of the Pooling Agreement, the Class A Certificates will be issued in minimum denominations of $5,000,000 and in integral multiples of $1,000,000 and the Class B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples thereof.

     SECTION 2.2 Group. The Series 1996-1 Certificates are included in Group I. Consequently, the Series 1996-1 Certificates will share a single Series Collection Allocation Percentage (determined using the Required Receivables as defined herein), a single Series Loss Allocation Percentage (determined using the Invested Amount as defined herein), and if a Group Amortization Period occurs, a single Available Subordinated Amount (determined as provided herein) with the other Series in Group I. Collections, Investor Allocable Dilution, Investor Allocable Loss Amounts and Investor Write-Offs will be allocated collectively to Group I in accordance with such shared Series Collection Allocation Percentage and Series Loss Allocation Percentage, as applicable, and will be further allocated among Series included in Group I (and the various Senior Classes and Subordinated Classes) in accordance with this Supplement. The Servicing Fee with respect to all Series in Group I shall be paid in accordance with this Supplement and shall be determined in accordance with
Section 3.4 of the Pooling Agreement using the collective Series Collection Allocation Percentage for Group I. The Series in Group I share a collective Series Interest, the amount of which equals the shared Series Collection Allocation Percentage for Group I.

     Subsection 12.1(b) of the Pooling Agreement shall not apply to any Series in Group I and shall be superseded for all such Series by Section 7.2 of this Supplement. All terms of this Supplement applying generally to Group I shall survive the repayment in full or other termination of the Series 1996-1 Certificates until such time as all Series in Group I have been repaid in full and any revolving purchase commitments made by the Holders relating to Certificates in any such Series have been terminated (or, if earlier, on the Final Scheduled Payment Date for the last Series in Group I). Such terms of general applicability include all of Article IV (excluding Sections 4.1 and 4.9), Article V, Section 7.2 and Article VIII and all related definitions.

     SECTION 2.3 Investor Ownership Percentage. The Investor Certificates in Group I represent an undivided interest in the portion of the Transferred Assets allocable to Group I, which undivided interest (expressed as a percentage) shall equal the Investor Ownership Percentage. The amount payable on any day by the Holders of such Investor Certificates for the acquisition of such undivided interest (the "Acquisition Amount") shall equal the Group Invested Amount plus the Deferred Portion (it being understood that the Acquisition Amount may vary from day to day); provided that Acquisition Amount shall be fixed as of the Group Amortization Calculation Date.

     The Deferred Portion of the Acquisition Amount shall be subject to a holdback and shall be paid to the extent (and only to the extent) Daily Group Collections are not required to pay amounts described in clauses first through fourth of Section 4.3 or Section 4.4 (as applicable), it being understood that the Holders of Series 1996-1 Certificates shall not be liable to pay any portion of the Deferred Portion not paid out of Daily Series Collections.

 ARTICLE III  CONDITIONS TO ISSUANCE; USE OF PROCEEDS

     SECTION 3.1 Conditions to Issuance. Trustee will not authenticate the Series 1996-1 Certificates unless all conditions to the issuance of the Series 1996-1 Certificates under Section 6.10 of the Pooling Agreement shall have been satisfied.

     SECTION 3.2 Use of Proceeds. The proceeds from the issuance of the Series 1996-1 Certificates shall be used first to repay the Series 1995-1 Certificates in full and second for general corporate purposes of Transferor.

ARTICLE IV  PAYMENTS AND ALLOCATIONS

     SECTION 4.1  Interest; Additional Amounts.

     (a) Subject to Section 4.1 of the Class A Certificate Purchase Agreement, Transferor may from time to time allocate the outstanding principal amount under the Class A Certificates to an ABR Tranche and up to four Eurodollar Tranches. Except under the circumstances described in Section 3.3 of the Class B Certificate Purchase Agreement, the outstanding principal amount of the Class B Certificates shall constitute a single Eurodollar Tranche. With respect to the Class A Certificates, interest on the ABR Tranche and interest on a Eurodollar Tranche shall be payable at the end of the applicable Interest Period, except that (i) in the case of any six month Interest Period, interest shall also be payable on the related Interim Interest Payment Date, and (ii) interest on the amount of any principal repaid on any other date shall be payable on the date of the repayment. With respect to the Class B Certificates, interest shall be payable at the end of the applicable Interest Period, except that interest on the amount of any principal repaid on any other date shall be payable on the date of repayment. If any such day is not a Business Day, interest shall instead be due on the next Business Day (or, if the next Business Day falls in the next calendar month, then on the next preceding Business Day).

     (b) Interest on a Eurodollar Tranche of the Class A Certificates shall accrue during any Interest Period at a rate per annum equal to the Eurodollar Rate plus the Certificate Spread and shall be calculated on the basis of actual days over a year of 360 days.

     (c) Interest on a ABR Tranche of the Class A Certificates shall accrue at the Alternate Base Rate in effect from time to time and shall be calculated on the basis of actual days over a year of 365 or 366 days, as the case may be.

     (d) Interest on the Eurodollar Tranche of the Class B Certificates shall accrue at a rate per annum equal to LIBOR in effect from time to time plus 0.825% and shall be calculated on the basis of actual days over a year of 360 days. Interest on the ABR Tranche of the Class B Certificate shall accrue at the Alternate Base Rate in effect from time to time and shall be calculated on the basis of actual days over a year of 365 or 366 days, as the case may be.

     (e) Interest with respect to the Series 1996-1 Certificates due but not paid on any Distribution Date or the last day of an Interest Period, as the case may be, will be due on the next Distribution Date or last day of an Interest Period with additional interest on the amount at 2% per annum above the Alternate Base Rate to the extent permitted by law.

     (f) Additional Amounts shall also be payable with respect to the Series 1996-1 Certificates as specified in the Certificate Purchase Agreements and to the extent (but only to the extent) that funds become available for such Additional Amounts in accordance with Sections 4.3 and 4.4.

     SECTION 4.2 Daily Calculations and Group Allocations. On each Business Day, Servicer shall calculate the Series Collection Allocation Percentage for Group I (and, if necessary for that calculation, the Required Receivables), the Carrying Cost Cash Required Amount and, prior to the Group Amortization Period, the Base Amount. On each Business Day prior to the Group Amortization Period, Servicer shall also determine whether the Net Invested Amount is greater than, equal to or less than the Base Amount.

     Pursuant to Section 4.3 of the Pooling Agreement, Servicer shall allocate the Series Collection Allocation Percentage of available funds received in the Master Collection Account (other than any Shared Investor Collections) since the preceding Business Day's allocation to the shared Series Interest of Group I. The portion of funds so allocated, together with any funds released from the Equalization Account or any Principal Funding Account in accordance with Section
4.5 on that Business Day, are called the "Daily Group Collections."

     SECTION 4.3 Allocations of Daily Group Collections (Other Than in a Group Amortization Period). On each Business Day (other than a Business Day falling in a Group Amortization Period or after the Fully Funded Date), Servicer shall allocate the Daily Group Collections (or, if less, the aggregate amount of Daily Group Collections required to fund the items described in priorities first through fourth below) to the following purposes, in the priority indicated (and to the extent of Daily Group Collections available):

          first, to the Carrying Cost Account until the balance of the Carrying Cost Account equals the Carrying Cost Cash Required Amount;

          second, if the Net Invested Amount is greater than the Base Amount, to the Equalization Account in an amount sufficient to reduce the Net Invested Amount to an amount equal to the Base Amount; provided that during any Series Amortization Period, funds that would otherwise be required to be deposited in the Equalization Account pursuant to this priority second shall instead be deposited in the sub-account of the Principal Funding Account for the related Series (and, if there is more than one such Series, shall be divided ratably between such sub-accounts, on the basis of the respective Principal Deposit Amounts of each such Series), but the amount deposited in any such sub-account shall in no event cause the balance therein to exceed the applicable Principal Deposit Amount (and any remaining amount not deposited in any sub-account of the Principal Funding Account because of this limitation shall be shared among the other sub-accounts for such Series in Group I (ratably as described above), in each case to the extent that it will not cause the balance therein to exceed the applicable Principal Deposit Amount, and any remaining amount shall be deposited in the Equalization Account); and provided further that no deposit shall be made to a sub-account of the Principal Funding Account pursuant to the immediately preceding proviso (and such proviso shall not apply notwithstanding the existence of a Series Amortization Period) unless, after giving effect thereto, the Net Invested Amount would equal the Base Amount;

          third, during any Series Amortization Period, to the applicable sub-account of the Principal Funding Account until the amount on deposit in that sub-account equals the applicable Principal Deposit Amount; provided that

               (i) the amount allocated to all Investor Certificates in the aggregate pursuant to this priority third on any Business Day shall not exceed the product of (x) the Investor Ownership Percentage, multiplied by (y) the excess of the Daily Group Collections over the amounts allocated on that Business Day pursuant to priorities first and second and

               (ii) if more than one Series in Group I is in a Series Amortization Period, the amount so allocated shall be divided among the sub-accounts for each such Series in Group I as follows:

                    (1) first such amount shall be divided among the sub-
               accounts for each Series in Group I in a Series Amortization Period that has an outstanding Senior Class, on the basis of the respective Principal Deposit Amounts allocable to each such Senior Class, but the amount deposited in any such sub-account shall in no event cause the balance therein to exceed the applicable Principal Deposit Amount allocable to the related Senior Class; and

                    (2) any remaining amount shall be divided among the sub-
               accounts for each Series in Group I in a Series Amortization Period that has an outstanding Subordinated Class, on the basis of the respective Principal Deposit Amounts allocable to each such Subordinated Class, but the amount deposited in any such sub-account shall in no event cause the balance therein to exceed the applicable Principal Deposit Amount allocable to the related Subordinated Class; and

          fourth, to hold in the Master Collection Account the amount necessary to pay on the next Distribution Date any Additional Amounts payable to the Holders.

     On such Business Day, Servicer shall allocate the remainder of Daily Group Collections to make current and/or deferred transfer payments to Transferor in respect of the Transferor Certificate, provided that Transferor may, from time to time, direct Servicer to direct Trustee to hold all or part of the funds to be paid pursuant to this sentence in the Master Collection Account to be applied as Daily Group Collections on the following Business Day.

     If, on any day, the amount of Collections that is then allocated to the Carrying Cost Account exceeds the amount of Collections that is then required to be allocated to the Carrying Cost Account, the Servicer shall reallocate such Collections on such day to one or more of the obligations described in the first paragraph of this Section in priorities second through fourth, and in the preceding paragraph, in the order of priority set forth therein.

     In addition, if, on any day, funds on deposit in the Master Collection Account and available (as described in the first paragraph of this Section) for allocation under priority fourth are less than the amount of the obligations described therein, then the available Collections shall be allocated by Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them.

     On any Business Day falling after the Fully Funded Date, all Daily Group Collections shall be paid to Transferor as current and/or deferred transfer payments.

     SECTION 4.4 Allocations of Daily Group Collections During a Group Amortization Period. On each Business Day falling in a Group Amortization Period and prior to or on the Fully Funded Date, Servicer shall allocate the Daily Group Collections to the following purposes, in the priority indicated (and to the extent of Daily Group Collections available):

          first, to the Carrying Cost Account to the extent that the balance therein is less than the amount of Current Carrying Costs (other than any Servicing Fee payable to any APP Person) payable on the Distribution Date relating to the Calculation Period during which such Business Day falls;

          second, to the Principal Funding Account and to Transferor (or, prior to the Holdback Account Termination Date, to the Holdback Account) in the following amounts:

               (a) the amount to be transferred to the Principal Funding Account shall equal the product of (i) the Investor Allocation Percentage, multiplied by (ii) the excess of the Daily Group Collections over the amount allocated on that Business Day pursuant to priority first, provided that the amount so transferred shall in no event exceed the lesser of (x) the Group Invested Amount and (y) the Investor Ownership Percentage times the aggregate Unpaid Balance of Receivables as of the Group Amortization Calculation Date; and

               (b) the amount to be transferred to Transferor (or, prior to the Holdback Account Termination Date, to the Holdback Account) shall equal the product of (i) the Transferor Payment Percentage, multiplied by (ii) the excess of the Daily Group Collections over the amount allocated on that Business Day pursuant to priority first;

     the amount allocated to the Principal Funding Account pursuant to clause
     (a) of this priority second shall be divided among the sub-accounts for each Series of Group I as follows:

               (1) first such amount shall be divided among the sub-accounts for each Series that has an outstanding Senior Class, on the basis of the respective outstanding principal amounts of each such Senior Class, but the amount deposited in any such sub-account shall in no event cause the balance therein to exceed the portion of the relevant Series Invested Amount attributable to the related Senior Class; and

               (2) any remaining amount shall be divided among the sub-accounts for each Series that has an outstanding Subordinated Class, on the basis of the respective outstanding principal amounts of each such Subordinated Class, but the amount deposited in any such sub-account shall in no event cause the balance therein to exceed the portion of the relevant Series Invested Amount attributable to the related Subordinated Class;

          third, to hold in the Master Collection Account the amount necessary to pay on the next Distribution Date all Additional Amounts payable to the Holders;

          fourth, to pay any Servicing Fee payable to any APP Person on the Distribution Date relating to the Calculation Period during which such Business Day falls; and

          fifth, the balance to Transferor, provided that prior to the Holdback Account Termination Date, amounts payable to Transferor pursuant to this priority fifth shall be deposited into the Holdback Account and held as provided below.

     The "Holdback Account Termination Date" shall be the earlier to occur of
(i) the date that falls twelve months after the beginning of the Group Amortization Period and (ii) the Fully Funded Date. If at any time prior to the Holdback Account Termination Date, the amount of funds on deposit in the Holdback Account exceeds the difference of (1) the Investor Repayment Amount minus (2) the amount of funds then held in the Carrying Cost Account and the Principal Funding Account that are available to pay the Investor Repayment Amount, then the amount of such excess funds shall be released from the Holdback Account and paid to Transferor as current and/or deferred transfer payments. On the Holdback Account Termination Date, Servicer shall calculate an amount equal to (x) the aggregate amount of funds held in the Holdback Account, minus (y) the aggregate Investor Allocable Dilution for the Group Amortization Period as to which no Series Allocable Dilution Adjustments have been received. The amount of such difference, if positive, will be paid to Transferor. The funds remaining in the Holdback Account after the payment of such amount to Transferor shall be transferred to the Master Collection Account and applied to the items listed in the first paragraph of this Section as priorities first through fifth, in that order (except that no such funds shall be allocated to Transferor or the Holdback Account pursuant to priority second and the amount allocable to the Principal Funding Account shall not be limited by application of the Investor Allocation Percentage).

     If, on any day, funds on deposit in the Master Collection Account and available (as described in the first paragraph of this Section, for allocation under priority third are less than the amount of the obligations described therein, then the available Collections shall be allocated by Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them.

     On any Business Day falling after the Fully Funded Date, all Daily Group Collections shall be paid to Transferor in respect of the Transferor Certificate.

     SECTION 4.5 Withdrawals from the Equalization Account and Principal Funding Account. On any Business Day prior to the Group Amortization Period on which no Early Amortization Event or Unmatured Early Amortization Event with respect to any Series in Group I exists, Servicer may instruct Trustee in writing to withdraw funds from the Equalization Account and apply such funds as Daily Group Collections, so long as the Net Invested Amount would not exceed the Base Amount after giving effect to such transfer and application. On the first day of any Series Amortization Period or Group Amortization Period, Servicer shall instruct Trustee to withdraw the entire balance in the Equalization Account and apply the same as Daily Group Collections on that day. On the first day of the Group Amortization Period, Servicer shall instruct Trustee likewise to withdraw the entire balance in the Principal Funding Account and apply the same as Daily Group Collections on that day.

     SECTION 4.6 Available Subordinated Amount. (a) If a Group Amortization Period begins, Servicer shall promptly calculate the Available Subordinated Amount as of the Group Amortization Calculation Date and report such amount in the Daily Report for the first day in the Group Amortization Period. Servicer shall also calculate the Available Subordinated Amount as of each Cut-Off Date falling in the Group Amortization Period, such calculation to be reflected in the related Monthly Report.

     (b) The Available Subordinated Amount as of the Group Amortization Calculation Date shall equal the product of (x) the Investor Allocation Percentage, multiplied by (y) the result of:

          (i) the product of the Unpaid Balance of Receivables held by Trustee at the opening of business on the Group Amortization Calculation Date, multiplied by the Series Collection Allocation Percentage on that date; minus

          (ii) the lesser of the Base Amount and the Net Invested Amount at the opening of business on the Group Amortization Calculation Date.

     (c) The Available Subordinated Amount, as of any Cut-Off Date in the Group Amortization Period, shall equal the result of:

          (i) the Available Subordinated Amount as of the preceding Cut-Off Date (or as of the Group Amortization Calculation Date, in the case of the first Cut-Off Date falling in the Group Amortization Period); minus

          (ii) the Investor Allocable Loss Amount with respect to the ASA Measuring Period ending on that Cut-Off Date; minus

          (iii) any Investor Allocable Dilution with respect to the ASA Measuring Period ending on that Cut-Off Date; plus

          (iv) subject to Sections 4.7 and 4.8 of this Agreement, the Investor Allocable Recoveries and Investor Allocable Dilution Adjustments with respect to the ASA Measuring Period ending on that Cut-Off Date.

     (d) Notwithstanding the foregoing, in no event shall the Available Subordinated Amount at any time be less than zero or greater than the initial Available Subordinated Amount calculated pursuant to subsection (b).

     SECTION 4.7 Write-Offs and Recoveries. (a) In each Monthly Report required to be delivered during the Group Amortization Period, Servicer shall calculate the Investor Write-Offs and the Investor Allocable Recoveries for the most recently ended ASA Measuring Period.

     (b) If the Investor Write-Offs calculated in any Monthly Report exceed zero, the Group Invested Amount shall be reduced by the amount of the Investor Write-Offs with effect from the related Distribution Date. Any such reduction shall be allocated to the Class Invested Amounts of all outstanding Subordinated Classes (ratably in accordance with such Class Invested Amounts) until all such Class Invested Amounts have been reduced to zero. Any remaining reduction shall be allocated to the Class Invested Amounts of all outstanding Senior Classes (ratably in accordance with such Class Invested Amounts).

     (c) If the Group Invested Amount has been reduced on account of any Investor Write-Offs, then any Investor Allocable Recoveries with respect to any Calculation Period ending after the reduction takes place shall be applied to reinstate the Group Invested Amount, to the extent of such prior reductions that have not previously been reinstated, with effect from the related Distribution Date. Any such reinstatement shall be allocated to the Class Invested Amounts of all outstanding Senior Classes (ratably in accordance with such Class Invested Amounts) until all prior reductions to such Class Invested Amounts on account of Investor Write-Offs have been reinstated. Any remaining reinstatement shall be allocated to the Class Invested Amounts of all outstanding Subordinated Classes (ratably in accordance with such Class Invested Amounts).

     (d)  If Investor Allocable Recoveries are applied pursuant to subsection
(c) to reinstate the Group Invested Amount on any Distribution Date, then Investor Allocable Recoveries shall be applied to increase the Available Subordinated Amount on the same Distribution Date only to the extent of the excess, if any, of the Investor Allocable Recoveries, minus the amount of Investor Allocable Recoveries previously applied.

     (e) The outstanding principal amount of any Senior Class or Subordinated Class shall be reduced by any reduction, and increased by any reinstatement, of its Class Invested Amount pursuant to this Section 4.7 or Section 4.8, in the amount of such reduction or reinstatement.

     SECTION 4.8 Certain Dilution in a Group Amortization Period. (a) In each Monthly Report required to be delivered during the Group Amortization Period, Servicer shall calculate the Investor Allocable Dilution and the Series Allocable Dilution Adjustments for the most recently ended ASA Measuring Period.

     (b) If the Investor Allocable Dilution calculated in any Monthly Report is greater than zero, and there are funds in the Holdback Account, then those funds (up to an amount equal to the amount of the Investor Allocable Dilution), shall be allocated (i) first, in accordance with priority first of the first paragraph of Section 4.4, (ii) second, to the Principal Funding Account (in accordance with clauses (1) and (2) of priority second of the first paragraph of Section 4.4) until the Net Invested Amount is reduced to zero and (iii) third, in accordance with priorities third through fifth of the first paragraph of Section 4.4, in that priority.

     (c) If the Available Subordinated Amount or the Group Invested Amount has been reduced on account of any Investor Allocable Dilution, then (i) any Series Allocable Dilution Adjustments with respect to any Calculation Period ending after the reduction takes place and (ii) any additional funds deposited in the Holdback Account (the "Investor Allocable Dilution Adjustments") shall be allocated (x) first, to reinstate the Group Invested Amount (with the same allocation among Senior Classes and Subordinated Classes as is described in subsection 4.7(c)), and (y) second, to reinstate the Available Subordinated Amount, in each case to the extent not previously reinstated. Any amount so allocated on any day shall be allocated (i) first, in accordance with priority first of the first paragraph of Section 4.4, (ii) second, to the Principal Funding Account (in accordance with clauses (1) and (2) of priority second of the first paragraph of Section 4.4) until the Net Invested Amount is reduced to zero and (iii) third, in accordance with priorities third through fifth of the first paragraph of Section 4.4, in that priority.

     SECTION 4.9 Optional Early Pay Out. (a) On any Business Day falling in the Revolving Period, Transferor may provide notice to Trustee of its intention to accumulate funds to cause the Series 1996-1 Certificates to be prepaid in full, or, for the Class A Certificates, in part in a minimum amount of $1,000,000 or in higher integral multiples of

$1,000,000 (or in an amount equal to the entire principal amount of the Class A Certificates, if less). When amounts sufficient for such prepayment have been accumulated, Transferor may provide notice to Trustee on any Distribution Date falling in the Revolving Period (the "Prepayment Notice") of the date, at least three business days after the date of such Prepayment Notice, when the prepayment shall occur. Trustee shall notify the affected Holders promptly upon receiving such Prepayment Notice. In the event of any such full prepayment of the Class B Certificates, the Holders thereof shall be entitled to receive a Prepayment Premium. No Class B Certificates may be prepaid until the Class A Certificates have been prepaid in full. In the event of any partial prepayment of the Class A Certificates, the Holders of those Class A Certificates will be paid their pro rata share of such partial prepayment calculated in accordance with the outstanding principal amount of each Class A Certificate as of the related Record Date. The Class B Certificates may not be partially prepaid.

     (b) Commencing upon the date specified in the notice to the Trustee referred to in subsection (a) (until an amount equal to the amount to be prepaid plus the related Prepayment Premium has been accumulated), amounts shall be set aside for purposes of that prepayment in accordance with Section 4.3, except that no such amounts shall be set aside if Transferor notifies Trustee that Transferor intends to cause the Series 1996-1 Certificates to be prepaid in full (but not in part) by causing the portion of the Series Interest for Group I attributable to the Series 1996-1 Certificates to be conveyed to one or more Persons (who may be the Holders of a new Series issued substantially contemporaneously with such prepayment) for a cash purchase price in an amount equal to the sum of (i) the Series 1996-1 Initial Invested Amount, plus (ii) to the extent not available in the Carrying Cost Account, accrued and unpaid interest on the Series 1996-1 Certificates through the day of such prepayment (the "Refinancing Date"), plus (iii) to the extent not available from funds set aside pursuant to priority fourth of Section 4.3, the Additional Amounts with respect to the Series 1996-1 Certificates. No such conveyance shall, however, be permitted if (i) the purchase price for such conveyance would be from funds of the Sellers or (ii) as a result thereof Transferor, APP or any of their Affiliates would acquire such portion of the Series Interest or the underlying Receivables. In the case of any such conveyance, the purchase price shall be deposited in the Principal Funding Account and shall be distributed to the Agent, for further distribution to the Holders, on the Refinancing Date in accordance with the terms of Section 5.2.

     (c) Any prepayment pursuant to this Section 4.9 shall be made on the later to occur of (i) the Distribution Date specified in the notice of prepayment and
(ii) the Distribution Date on which sufficient funds (including funds to cover any related Additional Amounts) have been accumulated pursuant to Section 4.3 or
4.4 or obtained by a conveyance described in subsection 4.9(b).

     (d) In the event of any partial prepayment of the Class A Certificates, the Holders of those Certificates shall be paid their pro rata share of the partial prepayment calculated in accordance with the outstanding principal amount of each Series 1996-1 Certificate.

     (e) The Class B Certificates may not be prepaid until the Class A Certificates have been repaid in full. In addition no Class B Certificates (or Certificates in any other Subordinated Class) may be prepaid if any Senior Class is outstanding and, after giving effect to that payment, the Net Invested Amount would exceed the Base Amount.

     (f) The ratings of the Series 1996-1 Certificates will not address the likelihood of payment of any Additional Amounts.

     SECTION 4.10 Calculation of Dilution. The Servicer may, in any Daily Report or Monthly Report, calculate Dilution to exclude Incentive Payment Dilution with respect to Participating Obligors if the Accrual Reserve is deducted in the calculation of Net Eligible Receivables.

     SECTION 4.11 Reset of Benchmark Percentages and Special Concentration Limits. Transferor may from time to time, by notice in any Monthly Report, (i) increase or decrease any Benchmark Percentage used in the calculation of the Class A Excess Concentration Balances or Class B Excess Concentration Balances,
(ii) change the percentages specified in the definition of Class A Special Concentration Limit or Class B Special Concentration Limit, and/or (iii) increase the number or type of Class A Special Obligors and Class B Special Obligors, in each case if the Modification Condition is satisfied. It is understood and agreed that the actions described in the preceding sentence may change the calculation of the Class A Concentration Factor, the Class B Concentration Factor, the Class A Minimum Required Reserve Ratio and the Class B Minimum Required Reserve Ratio.

ARTICLE V  DISTRIBUTIONS AND REPORTS

     SECTION 5.1 Distributions. On each Distribution Date and, with respect to clause (b), on each Principal Payment Date, other than a Distribution Date that is also a Refinancing Date, Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute to the Holders, the following amounts:

          (a) accrued and unpaid interest on the ABR Tranche and the Class B Certificates and any additional interest payable to the Series 1996-1 Holders pursuant to Section 4.1 or to the Holders of any other Series in Group I, to the extent funds are available for such payment in the Carrying Cost Account (and in the event of any shortfall, such interest shall be paid first to each Senior Class, ratably in accordance with the total amount of interest owed to each Senior Class, and second to each Subordinated Class, ratably in accordance with the total amount of interest owed to each Subordinated Class);

          (b) on each Principal Payment Date, all funds deposited in each sub-account of the Principal Funding Account shall be distributed in reduction of the related Series Invested Amounts; all such amounts on deposit in the Series 1996-1 sub-account of the Principal Funding Account shall be paid to the Holders of Class A Certificates until they have been paid or provided for in full before any such amounts are paid to the Holders of Class B Certificates, and no such amounts shall be paid to the Holders of any Subordinated Certificates on any day if (i) any Senior Class will remain outstanding after that date and (ii) the Net Invested Amount exceeds the Base Amount on that day (after giving effect to all payments and allocations made pursuant to Section 4.3 on that day);

          (c) if, on the Expected Final Payment Date or any Distribution Date falling in a Group Amortization Period, the funds on deposit in the Carrying Cost Account (less any Servicing Fee payable on that day to anyone other than a APP Person) will be equal to or greater than the Net Invested Amount (after giving effect to all distributions required by subsections
     (a) and (b)) and any then accrued and unpaid Additional Amounts, then an amount equal to such remaining Net Invested Amount and such Additional Amounts shall be withdrawn from the Carrying Cost Account and distributed in reduction of the Net Invested Amount and such Additional Amounts; and

          (d) any Additional Amounts payable with respect to Certificates in any Series in Group I to the extent that funds have been allocated for those Additional Amounts pursuant to priority fourth of Section 4.3 or priority third of Section 4.4 (and in the event of any shortfall, Additional Amounts shall be paid first to each Senior Class, ratably in accordance with the total Additional Amounts owed to each Senior Class, and second to each Subordinated Class, ratably in accordance with the total Additional Amounts owed to each Subordinated Class).

     On each Distribution Date, Trustee shall also, in accordance with instructions set out in the applicable Daily Report, distribute the Servicing Fee to the Servicer to the extent that funds are available for that purpose in the Carrying Cost Account.

     On each Interest Payment Date (other than any Distribution Date, which shall be governed by subsection (a)), Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute interest payable on that date to the Holders of any Series in Group I, to the extent funds are available for such payment in the Carrying Cost Account (and in the event of any shortfall, any such interest shall be paid first to each Senior Class, ratably in accordance with the total amount of interest owed to each Senior Class, and second to each Subordinated Class, ratably in accordance with the total amount of interest owed to each Subordinated Class).

     Any amounts payable to the Holders of Class A Certificates pursuant to this Section shall be paid to the Agent, and the Agent shall distribute such amounts to such Holders. Amounts payable to a Holder of Class B Certificates pursuant to this Section shall be paid to such Holder.

     SECTION 5.2 Special Distributions on the Refinancing Date. On the Refinancing Date, Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute to the Holders the following amounts:

          (a) all interest accrued on the Certificates in any Series in Group I through the Refinancing Date, to the extent funds are available for such payment in the Carrying Cost Account or have been deposited in the Principal Funding Account pursuant to Section 4.9;

          (b)  all funds deposited in the Principal Funding Account pursuant to
     Section 4.9, provided that no such amounts shall be paid to the Holders of the Class B Certificates on any day if (i) any Senior Class will remain outstanding after that date and (ii) the Net Invested Amount exceeds the Base Amount on that day (after giving effect to all payments and allocations made pursuant to Section 4.3 on that day); and

          (c) any Additional Amounts to the extent that funds for those Additional Amounts have been allocated pursuant to priority fourth of
     Section 4.3 or priority third of Section 4.4 or deposited in the Principal Funding Account pursuant to Section 4.9.

     Amounts payable to Holders of Class A Certificates pursuant to this Section shall be paid to the Agent, and the Agent shall distribute such amounts to such Holders. Amounts payable to a Holder of Class B Certificates pursuant to this Section shall be paid to such Holder.

     SECTION 5.3 Payments in Respect of Transferor Certificate. On each day on which funds are allocated for this purpose pursuant to Sections 4.3 and 4.4 (and subject to the terms of Section 4.4 relating to the Holdback Account), Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute to Transferor, in respect of the Transferor Certificate, all funds allocated for that purpose in accordance with those Sections. In addition, after the Group Invested Amount has been repaid in full and all interest and Additional Amounts owed to the Holders have been paid, any additional funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account shall similarly be paid to Transferor, in respect of the Transferor Certificate.

     SECTION 5.4 Daily Reports and Monthly Reports. Each Daily Report and Monthly Report shall be substantially in the applicable form set out in Exhibit B or C or in such other form as may be required by any other Supplement relating to a Series in Group I or otherwise satisfactory to Servicer and Trustee and consistent with the terms of this Supplement, each such other Supplement and the Pooling Agreement. Copies of each Monthly Report shall be provided free of charge by the Trustee to purchasers of Series 1996-Certificates in connection with the initial distribution thereof and may be obtained free of charge upon request from the Trustee (and presentation of a confirmation evidencing the purchase of such beneficial interest) by subsequent purchasers.

     SECTION 5.5 Annual Tax Information. On or before February 15 of each calendar year, beginning with calendar year 1996, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Holder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Holder, as is required to be provided by an issuer of indebtedness under the Internal Revenue Code to the holders of the issuer's indebtedness and such other customary information as is necessary to enable such Holders to prepare their Federal income tax returns. Servicer's obligations under the preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent to the specified Persons pursuant to the Pooling Agreement or any requirements of the Internal Revenue Code as from time to time in effect. Notwithstanding anything to the contrary contained in this Agreement, Trustee shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons a Form 1099-INT within the period required by applicable law.

     SECTION 5.6 Periodic Perfection Certificate. On or before April 15 of each calendar year, beginning with calendar year 1996, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to Trustee an Officer's Certificate setting forth a list of all changes in (a) the name, identity or corporate structure of Transferor or any Seller and (b) the chief executive office of Transferor or any Seller (or in the place of business of Transferor or any Seller that has only one place of business) that have taken place since the date of the Officer's Certificate most recently delivered pursuant to this
Section 5.6 (or since the Closing Date, in the case of the first such Officer's Certificate to be delivered), or indicating that no such events have taken place, and stating in each case what filings of UCC financing statements, or amendments thereto, relating to the Transaction Documents have been made in connection with each such event (identified the date and filing index numbers for each). Any financing statement identified in such an Officer's Certificate delivered to Trustee shall be deemed to have been identified to Trustee in writing for purposes of subsection 11.1(c)(v) of the Pooling Agreement. If any such new UCC financing statements are filed, Servicer shall cause Trustee to be named as secured party (in the case of any filing against Transferor) or assignee of the secured party (in the case of any filing against a Seller).

 ARTICLE VI  EARLY AMORTIZATION EVENTS

     SECTION 6.1 Early Amortization Events. Each of the following shall constitute an "Early Amortization Event":

     (a)  any of the following shall occur:

               (i) failure on the part of Transferor or Servicer to make any payment of the principal amount of or any interest on the Series 1996-1 Certificates when due, or to make any deposit required by the terms of any Transaction Document within three Business Days after the date the deposit is required to be made, or to make any other payment, except any payment of the Servicing Fee to a APP Person, required by the terms of any Transaction Document on or before ten Business Days after the date such payment is required to be made; or

               (ii) failure on the part of Servicer to deliver a Daily Report within the time period required under Section 3.5(c) of the Pooling Agreement and continuance of such failure for three Business Days; provided that if the Servicer shall have estimated the Base Amount in the Daily Report for one or more days due to adverse circumstances beyond its control (as described in, and subject to the limitations in, such Section 3.5(c)), then the three day grace period specified in this clause (ii) shall be reduced by the number of days on which the Base Amount was estimated (or, if such number of days exceeds three, shall be reduced to zero); or

               (iii) failure on the part of the Servicer to deliver a Monthly Report within the time required under Section 3.5(d) of the Pooling Agreement and the applicable Supplement or PI Agreement, and continuance of such failure for five Business Days; or

               (iv) failure on the part of Transferor, Guarantor, Servicer or any Seller duly to observe or perform any covenant or agreement set forth in any Transaction Document, which failure continues unremedied for a period of 30 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to Transferor by Trustee or to Transferor and Trustee by any Holder; or

               (v) Guarantor gives notice of termination of the Seller Guaranty;

          (b) any representation or warranty made by a Seller in Section 5.1(d), 5.1(i), 5.1(k), 5.1(o) or 5.1(r) of the Purchase Agreement or by Transferor in Section 2.3(a)(i), 2.3(a)(iii) or 7.1(i) of the Pooling Agreement shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of five Business Days after the date on which written notice of the breach, requiring the same to be remedied, shall have given to Transferor by Trustee or to Transferor and Trustee by any Holder, or any other representation or warranty made by Transferor, Servicer, Guarantor or any Seller in any Transaction Document shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of the breach, requiring the same to be remedied, shall have been given to Transferor by Trustee, or Transferor and to Trustee by any Holder; provided that a mistake in representation of a Receivable as an Eligible Receivable shall not constitute an Early Amortization Event unless and until the applicable Seller has failed to make the cash payments (if any) owed under Section 3.1 of the Purchase Agreement in respect of the misrepresentation (it being understood that certain of such mistakes may result in a non-cash adjustment under the Purchase Agreement);

          (c) a Bankruptcy Event shall occur with respect to Transferor, Servicer, Guarantor or any Seller, or Transferor shall become unable, for any reason, to transfer Receivables or other Transferred Assets to the Trust in accordance with the provisions of this Agreement and the Pooling Agreement; provided that if, at the time any event that would, with the passage of time, become a Bankruptcy Event occurs as a result of a bankruptcy proceeding being filed against Transferor or any Seller, then, on and after the day on which the bankruptcy proceeding is filed until the earlier to occur of the dismissal of the proceeding and the Early Amortization Commencement Date, Transferor shall not purchase Receivables and Related Assets from the affected Seller or, if Transferor is the subject of the proceeding, transfer Receivables and Related Transferred Assets to the Trust;

          (d) the Trust or Transferor shall become an "investment company" within the meaning the Investment Company Act of 1940, as amended;

          (e) the Net Invested Amount exceeds the Base Amount for a period of five or more consecutive Business Days;

          (f)  a Servicer Default occurs;

          (g) APP shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of Transferor;

          (h) the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets of Transferor or any Seller (including Receivables);

          (i) the cessation of, or the failure to create, a valid first-priority perfected ownership or security interest in favor of Trustee in the Receivables;

          (j) the Series 1996-1 Invested Amount is not paid in full on the Expected Final Payment Date;

          (k) any foreclosure or similar proceeding in respect of any adverse claim on the Purchase Money Note or the Transferor's common stock shall have been commenced; or title to the Purchase Money Note or Transferor's common stock shall pass to the holders of such adverse claim, it being understood that the grant of a security interest in the stock of Transferor or the Purchase Money Note to a creditor of a Seller that is party to an Intercreditor Agreement shall not be an Early Amortization Event;

          (l) Transferor shall not be able to pay the purchase price for new Receivables in cash or by increasing the principal amount of the Purchase Money Notes and such condition continues for five consecutive Business Days; or

          (m) the Internal Revenue Service shall assert that the Trust should be treated as an association (or publicly traded partnership) taxable as a corporation.


     SECTION 6.2 Early Amortization Period. Upon the occurrence and continuance of any Early Amortization Event described in subsection 6.1(c), (d), (h), (i),
(j) or (k), an Early Amortization Period shall commence without any notice or other action on the part of Trustee or the Series 1996-1 Holders, immediately upon the occurrence of such Early Amortization Event. On the tenth day after Transferor receives notice or otherwise becomes aware of the occurrence of any Early Amortization Event described in subsection 6.1(a) or (e) an Early Amortization Period shall commence without any notice or other action on the part of Trustee or the Series 1996-1 Holders, unless waived by the Required Series Holders. Upon the occurrence and continuance of any event described in any subsection above (including subsection 6.1(a) and (e)), after the applicable grace period, if any, set forth in such subsection, Trustee may (and, at the direction of the Required Series Holders, shall) by notice then given in writing to Transferor and Servicer, declare that an Early Amortization Period has commenced as of the date of Transferor's receipt of the notice. In the event of any prepayment of the Class B Certificates as a result of the occurrence of an Early Amortization Event, the Holders thereof shall be entitled to receive a Prepayment Premium.

ARTICLE VII  OPTIONAL REDEMPTION; TERMINATION; INDEMNITIES

      SECTION 7.1 Optional Redemption of Investor Interests. On any Distribution Date occurring during an Early Amortization Period with respect to the Series 1996-1 Certificates on or after the date that the Series 1996-1 Invested Amount is reduced to ten percent or less of the sum of the Stated Amounts for the Series 1996-1 Certificates, Transferor shall have the option to redeem the Series 1996-1 Certificates. The purchase price will be an amount equal to (i) the Invested Amount plus (ii) accrued and unpaid interest (and accrued and unpaid interest with respect to interest that was due but not paid on any prior Distribution Date) through the day preceding the Distribution Date at the applicable interest rate (as specified in Section 4.1) plus (iii) any accrued and unpaid Additional Amounts (including any Prepayment Premium), plus (iv) the aggregate amount by which the Invested Amount has been reduced on account of Investor Write-Offs and Investor Allocable Dilution (and not subsequently reinstated). Upon the tender of the outstanding Certificates of the Series by the Holders, Trustee shall distribute the amounts, together with all funds on deposit in the Principal Funding Account that are allocable to the Series 1996-1 Certificates, to the Holders of the Series on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest owing to the Holders. Following any redemption, the Holders of the Series shall have no further rights with respect to the Receivables. In the event that Transferor fails for any reason to deposit in the Principal Funding Account the aggregate purchase price for the Series 1996-1 Certificates, payments shall continue to be made to the Holders of the Series in accordance with the terms of the Pooling Agreement and this Supplement.

     SECTION 7.2 Termination. Notwithstanding Section 12.1 of the Pooling Agreement, the last payment of the principal of and interest on the Certificates of any Series in Group I shall be due and payable no later than the Final Scheduled Payment Date for that Series. If, on the Distribution Date immediately prior to the Final Scheduled Payment Date for any such Series, Servicer determines that the Series Invested Amount for the Series on the applicable Final Scheduled Payment Date (after giving effect to all changes therein on such date) will exceed zero, Servicer shall solicit bids for the sale of interests in the Receivables in an amount equal to the product of (i) the outstanding balance of Receivables, times (ii) the Series Collection Allocation Percentage, times
(iii) the Investor Allocation Percentage, times (iv) a fraction the numerator of which is the applicable Series Invested Amount and the denominator of which is the Group Invested Amount. Transferor shall be entitled to participate in and to receive notice of each bid submitted in connection with the bidding process. Upon the expiration of the period, Servicer shall determine (x) the highest bid for such Receivables and (y) the Available Final Distribution Amount for the Series. Servicer shall sell the interests in the Transferred Assets on the Final Scheduled Payment Date for the applicable Series to the bidder with the Highest Bid and shall deposit the proceeds of such sale in the Master Collection Account for allocation to the Holders. The priorities specified in Section 5.1 shall apply to any such distribution.

     SECTION 7.3 Indemnification by Transferor. Transferor hereby agrees to indemnify the Trust, Trustee, the Agent, each Holder of a Series 1996-1 Certificate and each of the successors, permitted transferees and assigns of any such Person and all officers, directors, shareholders, controlling Persons, employees, affiliates and agents of any of the foregoing (each of the foregoing Persons individually being called a "Transferor Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise, and whether or not the relevant Transferor Indemnified Party is a party to any action or proceeding that gives rise to any Transferor Indemnified Losses (as defined below)), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing collectively being called "Transferor Indemnified Losses") awarded against or incurred by any of them that arise out of or relate to this Agreement, any other Transaction Document or any of the transactions contemplated herein or therein or the use of proceeds herefrom or therefrom (including any Transferor Indemnified Losses relating to any Adverse Claim, without regard to whether such Adverse Claim was a Permitted Adverse Claim).

     If any action, suit, proceeding or investigation is commenced, as to which a Transferor Indemnified Party proposes to demand indemnification, it shall notify Transferor with reasonable promptness; provided, however, that any failure by such Transferor Indemnified Party to notify Transferor shall not relieve Transferor from its obligations hereunder (except to the extent that Transferor is prejudiced by such failure to promptly notify). Transferor shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Transferor Indemnified Party. The Transferor Indemnified Party shall have the right to counsel of its own choice to represent it; but the fees and expenses of such counsel shall be at the expense of such Transferor Indemnified Party unless the Transferor Indemnified Party shall have been advised by counsel that there exists an actual or potential conflict of interests between Transferor and such Transferor Indemnified Party, including situations in which one or more legal defenses may be available to such Transferor Indemnified Party that are inconsistent with those available to Transferor; provided, however, that Transferor shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for fees and expenses of more than one separate firm of attorneys at any time for all Transferor Indemnified Parties; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Transferor and any counsel designated by Transferor.

     Notwithstanding the foregoing, in no event shall Transferor indemnify any Transferor Indemnified Party against any Transferor Indemnified Losses (a) resulting from gross negligence or willful misconduct on the part of such Transferor Indemnified Party (or the gross negligence or willful misconduct on the part of any of its officers, directors, employees, affiliates or agents) or the failure of such Transferor Indemnified Party to perform its obligations under the Transaction Documents, (b) to the extent they include losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to Transferor for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, (c) except in the case of the Prepayment Premium, to the extent they are or result from lost profits, (d) to the extent they are or result from taxes (including interest and penalties thereon) asserted with respect to (i) distributions on the Series 1996-1 Certificates,
(ii) franchise or withholding taxes imposed on any Transferor Indemnified Party other than the Trust or the Trustee in its capacity as Trustee or (iii) Federal or other taxes on or measured by the income of such Transferor Indemnified Party and costs and expenses in defending against the same, or (e) except in the case of the Prepayment Premium, to the extent that they constitute consequential, special or punitive damages.

     If for any reason the indemnification provided in this section is unavailable to a Transferor Indemnified Party or is insufficient to hold a Transferor Indemnified Party harmless, then Transferor shall contribute to the amount paid by the Transferor Indemnified Party as a result of any loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Transferor Indemnified Party on the one hand and Transferor on the other hand, but also the relative fault of such Transferor Indemnified Party (if any) and Transferor and any other relevant equitable considerations.

     Notwithstanding any provisions contained in any Transaction Document to the contrary, Transferor shall not, and shall not be obligated to, pay any amount pursuant to this Section unless funds are allocated for such payment pursuant to
Article IV of this Supplement. Any amount which Transferor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in (S)101 of the Bankruptcy Code) against or corporate obligation of Transferor for any such insufficiency.

     SECTION 7.4 Indemnification by Servicer. Servicer agrees that each Agent and each Holder of a Series 1996-1 Certificate shall be an "Indemnified Party" for purposes of the Pooling Agreement.

 ARTICLE VIII  MISCELLANEOUS

     SECTION 8.1 Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     SECTION 8.2 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     SECTION 8.3 Severability of Provisions. If any one or more of the provisions or terms of this Supplement shall for any reason whatsoever be held invalid, then the unenforceable provision(s) or term(s) shall be deemed severable from the remaining provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions or terms of this Supplement.

     SECTION 8.4 Amendment, Waiver, Etc. This Supplement may be amended, subject to Section 13.1 of the Pooling Agreement, Section 10.1 of the Class A Certificate Purchase Agreement and Section 7.1 of the Class B Purchase Agreement, from time to time by Servicer, Transferor and Trustee by a written instrument signed by each of them, without the consent of any Holder; provided that such action shall not adversely affect in any material respect the interests of any Holder; and provided further that for purposes of this Supplement, any decrease in an applicable rate of interest on any Series 1996-1 Certificate or any postponement of the applicable Expected Final Payment Date shall be deemed to materially adversely affect the interests of a Holder. This Supplement also may be amended, modified or waived from time to time by Servicer, Transferor and Trustee with the consent of the Required Series Holders of each Series in Group I to the extent permitted by Section 13.1 of the Pooling Agreement, Section 10.1 of the Class A Certificate Purchase Agreement and Section 7.1 of the Class B Certificate Purchase Agreement, and the terms of that section shall apply to any such amendment, modification or waiver.

     SECTION 8.5 Trustee. Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by Transferor and Servicer.

     SECTION 8.6 Instructions in Writing. All instructions given by Servicer to Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Monthly Report.

     SECTION 8.7 No Recourse. None of the directors, officers or employees of Transferor shall have any liability to any Person, including, without limitation, the Trustee or any Purchaser, for any action undertaken or any certificate delivered or information delivered by such director, officer or employee hereunder, except to the extent of the gross negligence or willful misconduct of such director, officer or employee in connection therewith.

     IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       NOTEPAD FUNDING CORPORATION, as
                                       Transferor


                                       By: /s/ Gregory M. Benson
                                          --------------------------------------
                                       Name:   Gregory M. Benson
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       AMERICAN PAD & PAPER COMPANY OF
                                       DELAWARE, INC., as Servicer


                                       By: /s/ Gregory M. Benson
                                          --------------------------------------
                                       Name:   Gregory M. Benson
                                            ------------------------------------
                                       Title: Executive Vice President
                                             -----------------------------------


                                       MANUFACTURERS AND TRADERS TRUST
                                       COMPANY, as Trustee

                                       By: /s/ Russell T. Whitley
                                          --------------------------------------
                                       Name:   Russell T. Whitley
                                            ------------------------------------
                                       Title: Assistant Vice President
                                             -----------------------------------

                                                              EXHIBIT A - Part 1
                                                 to the Series 1996-1 Supplement

                  FORM OF CLASS A, SERIES 1996-1 CERTIFICATE

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. THIS CERTIFICATE WILL BE NOT ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AGREEMENT HAVE BEEN COMPLIED WITH.


     NOTEPAD FUNDING TRADE RECEIVABLES BACKED CERTIFICATES

                      CLASS A, SERIES 1996-1 CERTIFICATE


     Date:                                             Maximum Principal Amounts
                                                               $________________

               THIS CERTIFIES THAT _________________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Notepad Funding Receivables Master Trust (the "Trust") that was created pursuant to
     (a) the Amended and Restated Pooling and Servicing Agreement, dated as of May 29, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among Notepad Funding Corporation, a Delaware corporation, ("Transferor"), American Pad & Paper Company of Delaware, Inc., a Delaware corporation, ("Servicer"), and Manufacturers and Traders Trust Company, a New York banking corporation, as trustee (together with its successors and assigns in such capacity, "Trustee") and (b) the Supplement dated as of May 29, 1996 relating to the Series 1996-1 Certificates (the "Supplement"). This Certificate is one of the duly authorized Class A, Series 1996-1 Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein, capitalized terms have the meanings that the Supplement and the Pooling Agreement assign to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement and the Supplement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound.

     The Class A, Series 1996-1 Certificates are a Senior Class and are therefore entitled to share in the benefits of the subordination of the Class B, Series 1996-1 Certificates and Certificates in any other Subordinated Class that may be issued from time to time to the extent set forth in the Supplement.

     Unless the certificate of authentication hereon shall have been executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.

     This Certificate does not represent a recourse obligation of, or an interest in, Transferor, any Seller, Servicer, Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

     By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of Transferor, and agrees that it is the intent of the Holder that, for Federal, state and local income and franchise tax purposes only, the Class A, Series 1996-1 Certificates (including this Certificate) will be treated as evidence of indebtedness secured by the Transferred Assets and the Trust not be characterized as an association taxable as a corporation, (b) agrees to treat this Certificate for Federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions of the parties.

     This Certificate shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this Certificate shall be determined in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Transferor has caused this Certificate to be executed by its officer thereunto duly authorized.

                                         NOTEPAD FUNDING CORPORATION


                                         By:
                                            --------------------------
                                          Title:
                                                 ---------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class A, Series 1996-1 Certificates referred to in the Pooling Agreement, as supplemented by the Supplement.

                         MANUFACTURERS AND TRADERS TRUST
                             COMPANY, as Trustee


                         By:
                             --------------------------------
                           Title:
                                  ---------------------------


     Dated: ____________, 1996

                                                              EXHIBIT A - Part 2
                                                 to the Series 1996-1 Supplement

                  FORM OF CLASS B, SERIES 1996-1 CERTIFICATE

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AGREEMENT HAVE BEEN COMPLIED WITH.

     THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED OR OTHERWISE CONVEYED UNLESS THE PRINCIPAL AMOUNT OF CERTIFICATES TRANSFERRED PURSUANT TO SUCH TRANSFER IS EQUAL TO AT LEAST $500,000. THIS CERTIFICATE MAY NOT BE SUBDIVIDED INTO A PRINCIPAL AMOUNT LESS THAN $500,000.

     THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED OR OTHERWISE CONVEYED UNLESS THE PRINCIPAL AMOUNTS BALANCE OF CERTIFICATES TRANSFERRED PURSUANT TO SUCH TRANSFER IS EQUAL TO AT LEAST 2.1% OF THE AGGREGATE PRINCIPAL AMOUNTS BALANCE OF ALL OUTSTANDING CERTIFICATES. THIS CERTIFICATE MAY NOT BE SUBDIVIDED INTO A PRINCIPAL AMOUNTS BALANCE LESS THAN 2.1% OF THE AGGREGATE PRINCIPAL AMOUNTS BALANCE OF ALL OUTSTANDING CERTIFICATES./1/




     NOTEPAD FUNDING TRADE RECEIVABLES BACKED CERTIFICATES

                      CLASS B, SERIES 1996-1 CERTIFICATE



     Date:                                                     $_______________

               THIS CERTIFIES THAT _________________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Notepad Funding Receivables Master Trust (the "Trust") that was created pursuant to
     (a) the Amended and Restated Pooling and Servicing Agreement, dated as of

     ------------------------
/1/  Note that this legend may be revised in a future draft.

May 29, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among Notepad Funding Corporation, a Delaware corporation, ("Transferor"), American Pad & Paper Company of Delaware, Inc., a Delaware corporation, ("Servicer"), and Manufacturers and Traders Trust Company, a New York banking corporation, as trustee (together with its successors and assigns in such capacity, "Trustee") and (b) the Supplement dated as of May 29, 1996 relating to the Series 1996-1 Certificates (the "Supplement"). This Certificate is one of the duly authorized Class B, Series 1996-1 Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein, capitalized terms have the meanings that the Supplement and the Pooling Agreement assign to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement and the Supplement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound.

     The Class B, Series 1996-1 Certificates are a Subordinated Class and are therefore subordinated to the Class A, Series 1996-1 Certificates, Series 1996-1 Certificates and Certificates in any other Senior Class that may be issued from time to time to the extent set forth in the Supplement.

     Unless the certificate of authentication hereon shall have been executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.

     This Certificate does not represent a recourse obligation of, or an interest in, Transferor, any Seller, Servicer, Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

     By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of Transferor, and agrees that it is the intent of the Holder that, for Federal, state and local income and franchise tax purposes only, the Class B, Series 1996-1 Certificates (including this Certificate) will be treated as evidence of indebtedness secured by the Transferred Assets and the Trust not be characterized as an association taxable as a corporation, (b) agrees to treat this Certificate for Federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions of the parties.

     This Certificate shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this

Certificate shall be determined in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Transferor has caused this Certificate to be executed by its officer thereunto duly authorized.

                                  NOTEPAD FUNDING CORPORATION


                                  By:
                                      ----------------------------
                                   Title:
                                          ------------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class B, Series 1996-1 Certificates referred to in the Pooling Agreement, as supplemented by the Supplement.

                         MANUFACTURERS AND TRADERS TRUST
                             COMPANY, as Trustee


                         By:
                             ----------------------------
                          Title:
                                 ------------------------


Dated: ____________, 1996